EXHIBIT 10.2

Confidential portions omitted and filed separately with the Commission. Deleted text (represented by "XXX" in the text and an asterisk in the margins) indicate such omissions.

      AGREEMENT made as of this 30th day of April, 1996, by and between Imprint Records, Inc., 209 10th Avenue South, Suite 500, Nashville, Tennessee 37203 ("Company"), and TIMTOJAY MUSIC, INC. "You").

1.    SERVICES.

      During the term of this Agreement (the "Term") and for the Territory (as that term is described hereinbelow), You will cause Charlie Major ("Artist") to render exclusive services as a recording artist for Company, cause Masters to be produced and Deliver same to Company and cause camera-ready artwork to be produced and Deliver same to Company to be used in connection with the manufacturing and promotion of Records embodying those Masters to be produced and Deliver same to Company, among other things as specifically described in this Agreement. Your obligations will include, among others, furnishing and paying for the services of the producers of those Masters and all other third parties rendering services in connection with those Masters as well as paying for all of the Recording Costs in connection with those Masters. Attached hereto as Exhibit "A" is a so-called "inducement letter" signed by Artist. Notwithstanding anything to the contrary contained herein, Company hereby acknowledges that certain agreement previously entered into by and between Artist and BMG Music Canada, Inc. ("BMG") on or about the 11th day of January, 1993, as amended, (the "BMG Agreement") pursuant to which Artist is required to render his exclusive services as a recording artist to BMG for the Universe excluding the Territory.

2.    TERM.

      2.01 The Term shall hereof shall commence on the date of the full execution of this Agreement and shall consist of the Initial Period, and each Option Period, if any. The Initial Period and each Option Period are each hereafter sometimes referred to as a "Contract Period". The Initial Period shall commence on the above date and continue until the earlier of (i) thirty (30) days after the exercise by BMG of its option to extend the term of the BMG Agreement into the Second Option Period as provided for in the BMG Agreement, if at all, or (ii) thirty (30) days after the last date by which BMG is required to exercise its option to extend the term of the BMG Agreement into the Second Option Period as provided for in the BMG Agreement, if at all; but in no event earlier than the last day of the seventh (7th) full calendar month following the initial release by


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Company in the Territory of the First Licensed Album (as that term is described hereinbelow). You hereby grant Company five (5) options to extend the Term for additional Contract Periods ("Option Periods") on the same terms and conditions as the Initial Period, unless otherwise provided herein. Company may exercise each option by written notice to You sent before the end of the Contract Period then in effect ("Current Contract Period"). Each Option Period shall commence upon the expiration of the immediately preceding Contract Period. Unless terminated as otherwise provided herein, the First Option Period hereunder, if any, shall continue until the earlier of (i) thirty (30) days after the exercise by BMG of its option to extend the term of the BMG Agreement into the Third Option Period as provided for in the BMG Agreement, if at all, or (ii) thirty
(30) days after the last date by which BMG is required to exercise its option to extend the term of the BMG Agreement into the Third Option Period as provided for in the BMG Agreement, if at all; but in no event earlier than the last day of the seventh (7th) full calendar month following the initial release by Company in the Territory of the first Album of newly recorded material (as distinguished from the First Licensed Album, the Second Licensed Album or any and all Greatest Hits Albums (as those terms are defined hereinbelow)) solely embodying the performances of Artist. Additionally, unless terminated as otherwise provided herein, the Second Option Period hereunder, if any, shall continue until the earlier of (i) thirty (30) days after the exercise by BMG of its option to extend the term of the BMG Agreement into the Fourth Option Period as provided for in the BMG Agreement, if at all, or (ii) thirty (30) days after the last date by which BMG is required to exercise its option to extend the term of the BMG Agreement into the Fourth Option Period as provided for in the BMG Agreement, if at all; but in no event earlier than the last day of the seventh
(7th) full calendar month following the initial release by Company in the Territory of the second Album of newly recorded material (as distinguished from the First Licensed Album, the Second Licensed Album or any and all Greatest Hits Albums (as those terms are defined hereinbelow)) solely embodying the performances of Artist. Furthermore, unless terminated as otherwise provided herein, the Third Option Period hereunder, if any, shall continue until the earlier of (i) thirty (30) days after the exercise by BMG of its option to extend the term of the BMG Agreement into the Fifth Option Period as provided for in the BMG Agreement, if at all, or (ii) thirty (30) days after the last date by which BMG is required to exercise its option to extend the term of the BMG Agreement into the Fifth Option Period as provided for in the BMG Agreement, if at all; but in no event earlier than the last day of the seventh (7th) full calendar month following the initial release by Company in the Territory of the third Album of newly recorded material (as distinguished from the First Licensed Album, the Second Licensed Album or any and all Greatest Hits Albums (as those terms are


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defined hereinbelow)) solely embodying the performances of Artist. Additionally, unless terminated as otherwise provided herein, the Fourth Option Period hereunder, if any, shall continue until the earlier of (i) thirty (30) days after the exercise by BMG of its option to extend the term of the BMG Agreement into the Sixth Option Period as provided for in the BMG Agreement, if at all, or
(ii) thirty (30) days after the last date by which BMG is required to exercise its option to extend the term of the BMG Agreement into the Sixth Option Period as provided for in the BMG Agreement, if at all; but in no event earlier than the last day of the seventh (7th) full calendar month following the initial release by Company in the Territory of the fourth Album of newly recorded material (as distinguished from the First Licensed Album, the Second Licensed Album or any and all Greatest Hits Albums (as those terms are defined hereinbelow)) solely embodying the performances of Artist. The Fifth Option Period hereunder, if any, shall continue until the last day of the seventh (7th) full calendar month following the initial release by Company in the Territory of the fifth Album of newly recorded material (as distinguished from the First Licensed Album the Second Licensed Album or any and all Greatest Hits Albums (as those terms are defined hereinbelow)) solely embodying the performances of Artist. For the purposes of calculating the periods specified above, the month of December (including any and all of the days of said months) shall be excluded from the calculation of such periods. If Company fails to give notice of its exercise of any option as specified above, the Term shall automatically expire at the end of the current Contract Period.

      2.03 Notwithstanding anything to the contrary contained herein, in the event that BMG fails or otherwise chooses not to exercise any of its options, as above-described, or the BMG Agreement is terminated for any reason whatsoever prior to the delivery by Artist to BMG of the Seventh LP (as described in the BMG Agreement), then Company shall continue to have the right to exercise its options for additional Contract Periods, as above-described, on the further terms and conditions as described in Paragraph 25 hereinbelow. Furthermore, in the event that the BMG Agreement is extended, amended or the like, pursuant to which extension or amendment Artist agrees to deliver more Albums to BMG than heretofore provided for in the existing BMG Agreement, then this Agreement shall be deemed automatically extended and amended to grant Company such additional Option Periods so that Company has the right to release, if at all, such additional Albums on such terms and conditions as may be agreed upon by Company and You after and as the result of good faith negotiations. Notwithstanding anything to the contrary contained herein, You agree to consult with Company prior to entering into any extension or amendment of the existing BMG Agreement.


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3.    RECORDING COMMITMENT ("COMMITTED ALBUMS").

      3.01 During the Initial Period, Company will release the First Licensed Album. During each Option Period, you shall cause Artist to record and you shall deliver to Company one (1) Album. You shall deliver to Company the Committed Album for a Contract Period within ninety (90) days after such period's commencement; provided, however, that Artist will not be required to deliver an Album prior to the later of the date (i) twelve (12) months after the Delivery of the immediately preceding Album or (ii) seven (7) months after the initial release in the Territory of the immediately preceding Album.

      3.02 Notwithstanding anything to the contrary contained herein and, furthermore, provided that BMG exercises its option to extend the term of the BMG Agreement into the Second Option Period as provided for in the BMG Agreement, in the event that the First Licensed Album attains net Soundscan-measured sales in the Territory equal to or greater than sixty two thousand five hundred (62,500) units in all configurations combined (with a twelve and one half percent (12.5%) provision for reserves for this calculation only) no later than the actual date by which Company would otherwise be required to exercise its option to extend the Term of this Agreement into the First Option Period (the "First Option Date"), then Company's option to extend the term of this Agreement into the First Option Period is deemed automatically exercised as of the First Option Date. In the event that the Term of this Agreement does not extend into the First Option Period hereof, if Company has not released the Second Licensed Album as of such early termination date, then Company will no longer have the right to so-release said Second Licensed Album.

4.    RECORDING PROCEDURES.

      4.01 Notwithstanding anything to the contrary contained herein or in the BMG Agreement, Company and you shall mutually approve all recording personnel (including producers), the Musical Compositions or other Selections (including medleys), the studios, the recording dates and a detailed recording budget (collectively, the Recording Elements") subject to the terms and conditions set forth in the BMG Agreement.

      4.02 (a) As and when required by Company, you shall allow Company's representatives to attend any or all recording sessions hereunder.

            (b) You shall timely supply Company with all of the information Company needs in order to prepare to release Phonograph Records derived from such Masters.


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            (c) (i) All Masters shall be recorded under BMG's current Phonograph
Record Labor Contract with the AFM; all musicians who render services in connection with the recording of such Masters (including instrumentalists, if any) will be paid by You, the scale set forth in the said Labor Contract; and You shall pay the required contributions to the Pension Welfare Fund.

                  (ii) All AFTRA members whose performances are embodied in the Masters will be paid by You the rates applicable under the current AFTRA Code of Fair Practices for Phonograph Recordings. You shall also pay to the AFTRA Pension and Welfare Fund any contribution required to be made under the AFTRA Code based on compensation to other performers whose performances are embodied on the applicable Masters recorded hereunder.

                  (iii) The foregoing representations and warranties are included for the benefit, respectively, of the AFM, AFTRA, and the AFM and AFTRA members whose performances are embodied in the applicable Masters and may be enforced by AFM and/or AFTRA or their respective designees, as the case may be, and by Company.

                  (iv) You shall furnish or shall cause the applicable Producer to furnish Company with copies of all union contracts and/or union session reports.

      4.03 (a) You shall deliver to Company the Masters promptly after their completion. All original session tapes and any derivatives or reproductions thereof shall be delivered to Company concurrently, or, at Company's election, maintained at a recording studio or other location designated by Company, in Company's name and subject to Company's control. Each Master shall be subject to Company's approval as satisfactory for the manufacture and sale of Phonograph Records, and, upon Company's request and at Your sole expense, you shall re-record any Musical Composition or other Selection until a Master satisfactory to Company has been obtained; provided, however, that all of the Recording Elements associated with such additional Selections or re-recordings shall be subject to the mutual approval of Company and You. Any Masters which are not accepted by Company or not deemed satisfactory or otherwise not deemed Delivered hereunder shall be considered "outtakes".

            (b) In addition to Your Delivering to Company those elements, parts and the like as described in Paragraph 8.b. of the BMG Agreement, You shall Deliver to Company fully mixed, edited, and unequalized and equalized Masters (including but not limited to a final two-track equalized tape copy), satisfactory to Company for its manufacture and sale of Phonograph Records, and all original and duplicate Masters of the material recorded, together with (i) the multi-track tape and one (1) safety copy


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thereof; (ii) all necessary licenses and permissions; (iii) all materials required to be furnished by you to Company for use in the packaging and marketing of the Records, including without limitation, complete "label copy" information with respect to such Masters; such "label copy" shall include, without limitation (A) the title, recording dates, timing, publisher(s) songwriter(s), performer(s) and composer(s) of each musical composition embodied on the Masters; (B) the producer(s) thereof; and (C) any other credit and information that is to appear on the labels, liners and packaging of Records embodying such Masters; (iv) all "sideman" and any third party clearances and consents, including, without limitation, all written consents in connection with Embodied Copyrighted Materials (as defined in paragraph 13.04(a) below); (v) all mechanical and first-use licenses for each musical composition embodied in the Masters at the rate specified herein; and (vii) all liner notes, approved artwork, and credits for all configurations of records. Notwithstanding anything to the contrary contained herein, any remixing or remastering or tape duplication(s) that may occur solely at the request of Company after the Delivery of the Masters shall be nonrecoupable hereunder, unless You or Artist agree otherwise.

      4.04 Each Master shall embody the Artist's performance as the sole featured artist of a single Musical Composition previously unrecorded by the Artist and shall be recorded in its entirety in a recording studio or in such a recording facility and with such recording equipment as may be reasonably approved by Company. No Masters shall be recorded in whole or in part at live concerts or other live performances unless an authorized officer of Company agrees to the contrary in writing. Each Committed Album shall embody no fewer than thirty five (35) minutes in playing time and containing no fewer than ten
(10) Musical Compositions unless Company otherwise agrees to the contrary in writing. You shall not record or deliver hereunder, nor shall Company be obligated to accept, Masters constituting a Multiple Album. However, if You shall do so and Company shall accept those Masters hereunder, then, at Company's election, for the purpose of calculating the number of Masters recorded and delivered hereunder, those Masters shall be deemed to be only one (1) Album.

      4.05 Any Masters which are not recorded or delivered in all respects in accordance with the terms hereof shall not, unless Company otherwise consents in writing, apply towards the fulfillment of your Recording Commitment. Furthermore, if Company shall make any payments on Your behalf with Your prior approval or which are a part of the approved Recording Elements or approved Recording Budget with respect to any Master, you shall, within sixty (60) days of Company's demand, pay to Company the amount thereof and Company may, without limiting Company's


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

other rights and remedies, deduct that amount from any monies payable by Company hereunder.

      4.06 If you or the Artist shall for any reason whatsoever except for a verified medical reason (excluding any illness related to drugs, alcohol or any self-induced or personally exacerbated cause, and otherwise subject to the terms hereof, including without limitation paragraph 17) delay the commencement of or be unavailable for any recording sessions for the Masters, you shall, within sixty (60) days following Company's demand, pay Company an amount equal to the expenses or charges paid or incurred by Company by reason thereof. Company may, without limiting Company's other rights and remedies, deduct that amount from any monies payable by Company hereunder.

      4.07 Company may, at its election, discontinue any recording sessions for the Masters if in Company's judgment the Masters being produced will not be satisfactory; provided, however, that prior to discontinuing any such recording sessions, Company agrees to consult with You and Artist with the goal of agreeing to viable alternatives (including, but not limited to the recording of additional or other selections, etc.).

5.    RECORDING COSTS.

      5.01 You shall pay the Recording Costs of the Masters recorded at recording sessions conducted in accordance with the terms hereof. If the Recording Costs of any Masters shall exceed the Recording Budget approved by Company, You shall be solely responsible for and shall promptly pay the excess. You shall be solely responsible for and shall make any payments to any individuals rendering services in connection with the recording of the Masters. You shall also be solely responsible for and shall pay any penalties incurred for late payments caused by any delay in submitting union contracts forms, report forms, or invoices or other documents. If, however, Company, on Your behalf and at Your request, pays any of the Recording Costs (including, but not limited to the excess or such other costs as described above), you shall, within sixty (60) days following Company's demand, pay to Company the amount thereof and Company may, without limiting Company's other rights and remedies, deduct that amount from any monies payable by Company hereunder.

      5.02 Recording Costs shall mean and include all union scale payments (including "excess" scale payments) made to the Artist, all payments required to be made to any other individuals rendering services in connection with the recording of the Masters (including, but not limited to, the Producer), all other payments which are required to made by You or Company pursuant to any applicable law or regulation or the provisions of any collective bargaining agreement between You or Company and any


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union or guild, all amounts paid or incurred for studio or hall rentals, tape, engineering, editing, instrument rentals and cartage, mastering, mixing, re-mixing, "sweetening", transportation and accommodations, immigration clearances, trademark and service mark searches and clearances, "sample" clearances any so-called "per diems" for any individuals (including the Artist) rendering services in connection with recording of the Masters, together with all other amounts paid or incurred by Company in connection with the recording of the Masters; provided, however, that any Recording Costs incurred after Delivery shall be subject to Paragraph 4.03 hereinabove. Notwithstanding the foregoing, you agree that the Advances hereunder include the prepayment of session union scale as provided in the applicable union codes, and you and Artist agree to complete any documentation required by the applicable union to implement this sentence. Notwithstanding anything to the contrary contained herein, the term Recording Costs shall also mean and include all other amounts paid or incurred for the preparation of camera-ready artwork to be used in connection with the manufacturing and sale of Masters hereunder (including, but not limited to, photo session costs, photographer costs, artwork preparation, lay-out design, duplication costs, shipping costs, and the like).

      5.03 If packaging for Phonograph Records hereunder contains special elements or requires additional fabrication costs (e.g., for embossing, die-cutting, special ink or paper, additional color separations requested by you, etc.) such that Company would incur manufacturing or fabrication costs in excess of Company's normal per-unit costs without such special elements or costs ("Standard Manufacturing Costs"), and provided you have requested or consented to such special elements or additional fabrication costs, the excess above Company's Standard Manufacturing Costs shall be paid by you or reimbursed to Company on demand. All such excess costs incurred by Company shall be invoiced to you, and may be deducted from any sums (other than mechanical royalties) required to be paid by Company pursuant to this Agreement. (Nothing contained herein shall be deemed to require Company to utilize any artwork elements which would cause Company to incur any Special Packaging Costs.)

6.    RIGHTS.

      6.01 (a) Subject to the terms and provisions herein, Company shall have the exclusive right to for itself and to authorize others to manufacture, sell, distribute and advertise Phonograph Records embodying those Masters under any trademarks, trade names or labels, and to lease, license, convey or otherwise use or dispose of those Masters by any method now or hereafter known in any field of use and to perform publicly Phonograph Records and other reproductions embodying those Masters, all upon


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such terms as Company may approve, or Company may refrain from doing any or all of the foregoing.

            (b) Notwithstanding anything to the contrary contained herein, Company shall not have the right to manufacture, sell, promote or otherwise distribute Masters (including the First Licensed Album, the Second Licensed Album and any and all Greatest Hits Albums) after the seven (7) year period commencing on the date of the retail street date in the Territory of the last Phonograph Record embodying any of the Masters described herein (the "Distribution Period"). Furthermore, and notwithstanding anything to the contrary contained herein, in the event that as of the last day of the Distribution Period the sum of all of your royalty accounts (including, but not limited to, your royalty account in connection with Audiovisual Recordings and in connection with audio royalties) on the books of Company has a debit balance, the Distribution Period shall automatically be extended for an additional period of time until no later than the next accounting period semester first falling after that accounting statement that Company was required to deliver to You which would have showed (if applicable) that Your royalty account on the books of Company has a credit balance. Subject to the terms and provisions set forth in this Agreement, nothing contained herein shall prevent Company from entering into licenses the term of which extend for ten (10) years from the date of the initial release of the Record embodying such licensed master. For the avoidance of doubt, Company shall be required to obtain Your prior approval in connection with any such licenses that extend beyond ten (10) years (as described in the immediately preceding sentence), which approval will not be unreasonably withheld. Upon the expiration of the Distribution Period (as same may be extended), Company shall offer to sell to you its inventory of Records manufactured from, or embodying all or any portion of any of the Masters at its then current box-lot/wholesale price to distributors with respect to such particular Records. You shall have thirty (30) days from the receipt of Company's notice to accept such offer. Notwithstanding anything to the contrary contained herein, for six (6) months following expiration of the Distribution Period (hereinafter the "Sell-Off Period"), Company may continue to advertise and sell any Records previously manufactured from, or embodying all or any portion of any of the Masters and on hand on a non-exclusive basis; provided, however, that Company shall have furnished you with a written inventory upon the expiration of the Distribution Period. Following the expiration of the Distribution Period and the Sell-Off Period referred to in this Subparagraph, Company shall notify you as to the number and type of Records manufactured from, or embodying all of any portion of the Masters then remaining on hand, and you may, at your option, exercisable within ten (10) days after such notice, repurchase any or all such Records at Company's manufacturing cost thereof


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  or instruct Company to destroy such Records. If Records are destroyed, Company will furnish to you an affidavit to that effect upon your request. Additionally, at such time, Company will execute all paperwork and documents necessary to transfer any and all copyrights (or the like) as above-described in Paragraph 6.01 (a) to You and Company will not have any further rights in and to the Masters. Additionally, following the expiration of the Distribution Period and the Sell-Off Period referred to herein, Company agrees to execute such documents as necessary so as to revert to You or your designees any and all rights or the like that it may have in and to the any of the Masters, including, but not limited to any rights that Company may have to income from Masters licensed hereunder to third parties which licenses extend beyond the expiration of the Distribution Period and Sell-Off Period. Company acknowledges that after the Distribution Period and the Sell-Off Period, it has no rights in and to any of the Masters. For the avoidance of doubt, nothing contained herein shall authorize or otherwise permit Company to manufacture any Records during the Sell-Off Period.

              c. Notwithstanding anything to the contrary contained herein and so long as the sum of all of your royalty accounts on the books of Company has a debit (i.e. unrecouped) balance, during the four (4) year period commencing on the date three (3) full calendar years after the retail street date in the Territory of the last Record embodying any of the Masters described herein, You shall have the right to pay to Company the sums described in Subparagraph
  (d) hereinbelow ("Repurchase Price") and upon the receipt of such payment by Company, the Term of this Agreement shall expire and otherwise terminate; provided, however, that Company shall still retain its right to the Sell-Off rights as described in the immediately preceding Subparagraph (b) (the "Repurchase Right"). Furthermore, Your exercising the Repurchase Right will not affect any licenses that Company might have entered into in connection with the Masters.

              d. The Repurchase Price in connection with the Repurchase Right,
* if any, shall be the amount equal to XXXXXXXXXXXXXXXXXXXX percent of sum of all of your and Artist's royalty accounts on the books of Company which contain a debit balance (including, but not limited to the audio account and the Audiovisual Account) as of the end of the immediately preceding royalty accounting period.

        6A.01(a) Provided you have fulfilled all your material obligations under this Agreement, Company will commercially release each Album recorded in fulfillment of your Recording Commitment in the Territory within one hundred eighty (180) days after the date of completion of the lacquer, copper or equivalent masters concerned; provided, however, that Company will

     * - Confidential portions omitted and filed separately with the Commission.


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commercially release the First Licensed Master in the Territory no later than
September 30, 1996 and nothing contained herein shall grant Company any so-called "cure" rights with respect to its release commitment for such First Licensed Master. If Company fails to do so you may notify Company at any time after the end of the one hundred eighty (180) day period concerned, that you intend to terminate the Term of this Agreement unless Company releases the Album within sixty (60) days after Company's receipt of your notice (the "cure period"). If Company fails to commercially release the Album in the Territory before the end of the cure period you may terminate the Term of this Agreement by giving Company notice at any time after the end of the cure period. On receipt by Company of your termination notice the Term of this Agreement will end and all parties will be deemed to have fulfilled all of their obligations under it except those obligations which survive the end of the Term (e.g., warranties, re-recording restrictions and obligation to pay royalties) and Company will have no rights in and to such Album that it failed to release (which failure to release resulted in the termination of this Agreement as provided for herein). Your only remedy for failure by Company to release an Album will be termination in accordance with this paragraph.

            (b) The running of the one hundred eighty (180) day and the sixty
(60) day period referred to in paragraph 6A.02(a) will be suspended (and the expiration date of each of those periods will be postponed) for the period of any suspension of the running of the Term of this Agreement under paragraph
17.01. If any such one hundred eighty (180) day or sixty (60) day period would otherwise expire on a date between October 31st and the next February 1st its running will be suspended for the duration of the period and between October 31st and February 1st and its expiration date will be postponed by the same amount of time (i.e., one hundred twenty-four (124) days).

      6A.02 Company shall not re-mix or re-edit any Master Recording delivered in fulfillment of your Recording Commitment without your mutual approval. The preceding sentence shall not apply with respect to editing necessary for the release of Singles, Long-Play Singles or non-disc configurations, or to eliminate material which in the reasonable opinion of Company's legal counsel is likely to constitute a defamation, libel or violate or infringe upon any right, including, without limitation, the right of privacy, of any person.

      6A.03 Company shall consult with you in connection with Company's selection of the so-called "A" sides and "B" sides of Singles released in the Territory; provided that Company's inadvertent failure to do so shall not be deemed a breach hereof. During the Term hereof, you shall select the "B" side of each Single released in the Territory; provided that you have first


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consulted in good faith with Company with respect to such "B" Side selection and provided you make such selection in a timely manner. Notwithstanding the foregoing, Company shall have the absolute right to reject such "B" Side for any Master that Company reasonably believes may subsequently be released as the "A" Side of a Single.

      6A.04 During the Term, Company will not, without Your consent, sell Records derived from Masters delivered in fulfillment of Your Recording Commitment as "cut-outs" in the Territory prior to the earlier of (i) twelve
(12) months from the date of initial Territory release of such Records or (ii) two (2) months after such Record is no longer in any then-published Billboard Chart; however, if Company sells any Records in contravention of the foregoing restriction, Your sole remedy shall be that You shall be entitled to the otherwise applicable royalty rate hereunder on all such sales during the period of such restriction.

      6A.05 (a) In the event Company elects to sell Records hereunder as cut-outs as authorized by Paragraph 6A.04 hereinabove, Company shall so notify You, and shall offer You the opportunity to purchase all of such inventory (provided that no failure by Company to give such notice and/or offer said opportunity to You shall constitute a breach hereof) at a price equal to the price at which Company elected to sell all of such Records to third parties. You may notify Company of Your desire to purchase Company's inventory in the Territory of such Records, provided that You tender payment-in-full therefor within thirty (30) business days following your receipt of such cut-out Records. You shall be deemed to have rejected such opportunity if You do not respond in writing within five (5) business days following Company's offer to You of the opportunity to purchase such Records.

            (b) Solely with respect to any Records which are "cutout" by Company, Company and You shall both have the right, subject to the approval of the other party, such approval not to be unreasonably withheld, to enter into third-party licenses for the sale and distribution of such "cut-out" Records; provided, however, that fifty percent (50%) of the net income from such "cut-out" licenses shall be payable directly to Company for its own account and fifty percent (50%) of the net income from such "cut-out" license shall be payable directly to You for your own account.

      6A.06 During the Term, Company will not, without Your consent, sell any Committed Album as a Budget Record in the Territory until the earlier of (i) fifteen (15) months after the initial release of the Album concerned as a "top-line" Record in the Territory or (ii) three (3) months after the Committed Album no longer appears in any Billboard Album Chart; however, if Company sells any Records in contravention of the foregoing restriction, Your sole remedy shall be that You shall be entitled to the otherwise applicable royalty rate hereunder on all such sales during the period of such restriction.

      6A.07 During the Term, Company will not, without Your consent, sell any Committed Album as a Mid-Priced Record in the Territory until the earlier of (i) nine (9) months after the initial release of the Album concerned as a "top-line" Record in the Territory or (ii) three (3) months after the Committed Album no longer appears in any Billboard Album Chart; however, if Company sells any Records in contravention of the foregoing restriction, Your sole remedy shall be that You shall be entitled to the otherwise applicable royalty rate hereunder on all such sales during the period of such restriction.

      6A.08 Company will not, without your consent, initially release any Committed Album in the Territory under any record label other than a "top-line" label then used by the Imprint Records, Inc. for recordings of performances by the best-selling pop artists then under exclusive term contract to Imprint Records, Inc.; provided, however, that this restriction shall not apply to the Second Licensed Master.

      6A.09 With respect to audio Records manufactured for sale in the Territory, Company will not, without obtaining Your consent, use or license others to use Masters on "Premium Records". (A "Premium Record" is a Record produced for use in promotion of the sale of merchandise other than Phonograph Records which bears the name of the sponsor for whom the Record is produced.).

      6A.10 Company will not, without your consent, commercially release "outtakes" on Phonograph Records or otherwise exploit such outtakes. "Outtakes" shall mean preliminary, unfinished Master Recordings made under this Agreement or such other Masters that are specifically called 'outtakes' hereunder. For the purpose of this Agreement, the term "outtakes" will include any Masters that are "in the can" and have not been released as a part of an Album project.

      6A.11 Company shall not, without your consent, license the Masters for use in the Territory in television or radio commercials advertising non-phonograph record products or for motion pictures or television (pay, free broadcast or otherwise) programming which motion pictures or television programming at the time of the license is intended to have an "X" or "NC-17" rating by the Motion Picture Association of America; provided, however, that in the event that Your account is in a "recouped position" on the books of Company (as that term is generally understood in the music industry), then Company will not, without your consent, license the Masters for use in any motion picture or television programming. Notwithstanding anything to the contrary contained herein, after the Term of this Agreement, Company shall be entitled to retain for its own account fifty percent (50%) of the net income payable from any licenses entered into pursuant to this Paragraph 6A.16 which licenses were entered into during the Term. Furthermore and notwithstanding anything to the contrary contained herein, Company shall be entitled to retain for its own account twenty five percent (25%) of the net income payable from any licenses entered into pursuant to this Paragraph 6A.16 which licenses were entered into during the period of time beginning as of the expiration of the Term of this Agreement and ending on the date three (3) years thereafter (the "End Date"); provided, however, that in the event that You are in negotiations for any such licenses as of the End Date, then such twenty five percent (25%) amount shall be payable to Company so long as the license is actually entered into no later than the date one (1) year after the End Date.

        6A.12 (a) (i) If Company releases in the Territory a "Greatest Hits" or "Best Of" type Album consisting of Master Recordings recorded hereunder, Company and You shall mutually agree upon the selections, tracking, title and artwork to be included on such "Greatest Hits" or "Best Of" type Album; provided, however, that Your approval shall be deemed granted in connection with any Record that was or is planned to be released as a Single hereunder.

                          (ii) With respect to any "Greatest Hits" or "Best Of" type Album to be released in the Territory during the Term, if Company shall so request, You shall Deliver to Company within ninety (90) days following such request up to two (2) sides (the "New Side(s)"), consisting of newly recorded material, for (without limitation) inclusion in said "Greatest Hits" or "Best Of" type Album.

              (b) Provided You are in compliance with Your material obligations hereunder, if Company releases any such "Greatest Hits" or "Best Of" type Album in the Territory in accordance with subparagraph 6A.12 (a) above, then Company shall pay to You an Advance (the "Greatest Hits Advance") equal to the
* amount by which XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX dollars exceeds the unrecouped balance of Your royalty account hereunder, provided, however, in no event shall the Greatest Hits Advance be less than the actual Recording Costs approved by Company in connection with the New Sides, if any plus
* XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX dollars. Any Greatest Hits Advance payable to You pursuant to this paragraph 6A.12 (b) shall be made as follows:
* XXXXXXXXXXXXXXXXXXXXXXXXXX dollars upon the delivery of the New Sides, if any, and the balance promptly after the initial

     * - Confidential portions omitted and filed separately with the Commission.

Territory release of the "Greatest Hits" or "Best Of" type Album concerned. Notwithstanding the foregoing, if Company requests the New Sides and You fail or refuse to deliver the New Sides, then no Greatest Hits Advance shall be payable to You in connection with Company's release of any such "Greatest Hits" or "Best Of" type Album.

            (c) Company shall pay any and all costs (the "New Side(s) Costs") incurred in connection with such "Greatest Hits" or "Best Of" type Album. The applicable Greatest Hits Advance payable and the New Side(s) Costs shall be charged against and recoupable at any time from any and all royalties (other than mechanical royalties) accruing to Your credit hereunder. Neither any "Greatest Hits" or "Best Of" type Album(s) nor any New Side(s) shall be deemed part of Your Recording Commitment hereunder.

            (d) The royalty rate applicable to a given Master Recording embodied on a "Greatest Hits" or "Best Of" type Album shall be the highest royalty rate actually attained hereunder for the Contract Period in which such Master Recording was recorded. The royalty rate applicable to the New Sides shall be equal to the highest royalty rate attributable to any of the other Master Recordings embodied on such "Greatest Hits" or "Best of" type Album.

      6A.13 Company may not license any Masters hereunder for distribution through so-called "record clubs" without your prior approval.

      6A.14 Company shall not during any one (1) year without Your consent, such consent not to be unreasonably withheld, initially couple more than three (3) different Masters made hereunder with recordings not embodying Artist's performances; provided, however, that no more than two (2) of such Masters will appear on the same Album at the same time. The immediately preceding sentence shall only apply provided that Your royalty account hereunder is in a "recouped position" (as such term is commonly understood in the recording industry) as of the semi-annual accounting period immediately prior to the semi-annual accounting period when Company initially couples a Master made hereunder with recordings not embodying Artist's performances. Notwithstanding the first sentence of this paragraph 6A.13, no such consent shall be required for "sampler" Records. Furthermore, notwithstanding anything to the contrary contained herein, Company agrees to use its best efforts to consult with You prior to engaging in such coupling activities as specifically described in this subparagraph; provided, however, that the failure of Company to so consult with You shall not be deemed a breach of this Agreement.

7.    NAME AND LIKENESS.

      7.01 (a) Company and any person, firm or corporation designated by Company shall have the right during the Distribution Period and the Sell-Off Period throughout the Territory to use and to permit others to use the Artist's name (both legal and professional, and whether presently or hereafter used by the Artist), likeness, other identification and biographical material concerning the Artist, and the name and likeness of any producer or other person rendering services in connection with Masters recorded by the Artist during the Term solely for the purposes of trade and advertising; provided, however, that no such use will be or imply a merchandising tie-in with any goods, wares, services or institutions other than as such may be specifically authorized hereunder without Your prior written consent. Company shall have the further right to refer to the Artist during the Term and for the Territory as Company's exclusive recording artist and you and the Artist shall in all your and the Artist's activities in the entertainment field use reasonable efforts to cause the Artist to be billed and advertised during the Term as Company's exclusive recording artist. The rights granted to Company pursuant to this paragraph with respect to the Artist's name, likeness, other identification and biographical material concerning the Artist shall be exclusive during the Term and nonexclusive thereafter. Accordingly, but without limiting the generality of the foregoing, neither you nor the Artist shall authorize or permit any person, firm, or corporation other than Company to use during the Term the Artist's legal or professional name or the Artist's likeness in connection with the advertising or sale of Phonograph Records.

            (b) For and in the Territory, neither you or the Artist shall render any services or authorize or permit your or the Artist's name or likeness or any biographical material concerning you or the Artist to be used in any manner by any person, firm or corporation in the advertising, promoting or marketing of blank magnetic recording tape or any other product or device primarily intended for home use, whether now known or hereafter developed, which may be used for the fixation of sound alone or sound together with visual images.

      7.02 (a) It is hereby expressly agreed that, as between you, Artist and Company and with respect to such materials that Company pays for, Company shall exclusively own and control all materials comprising the artwork (including, without limitation, art, photographs, graphic designs, etc.) and other items created or used in connection with the exploitation of Phonograph Records hereunder (the "Art Materials"), including, without limitation, all copyrights and the right to secure copyright throughout the world and in perpetuity.

              (b) For ten (10) business days prior to Your conducting any negotiation with any third party with respect to the right to use Your name, portrait, picture or likeness or other identification of or any used by You in connection with the manufacture, advertising, sale and/or distribution of non-Record products ("Merchandising Rights"), You shall enter into good faith negotiations with Company with respect to a license of such Merchandising Rights to Company.

  8.    ADVANCES.

        8.01 All monies paid to you or the Artist or on Your or the Artist's behalf or with Your or the Artist's permission, authorization or request or that are specifically deemed Advances hereunder or to or on behalf of any person, firm or corporation representing you or the Artist, other than royalties payable pursuant to this Agreement, shall constitute Advances hereunder.

        8.02 Within ten (10) business days following the full execution of this
* Agreement, Company shall pay to You XXXXXXXXXXXXXXXXXXXXX dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to Artist in connection with the recording of the Album required to be recorded and delivered and otherwise licensed to Company during the Initial Period, if any.

        8.03 Within the earlier of (i) ninety (90) business days following the full execution of this Agreement and (ii) the date by which Company is required to make the payment to You specifically referred to in Paragraph 8.04
* hereinbelow), Company shall pay to You XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to Artist in connection with the recording of the Album required to be recorded and delivered and otherwise licensed to Company during the Initial Period, if any.

        8.04 Within twelve (12) business days following the initial release in the Territory of the First Licensed Master, Company shall pay to You
* XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and,

     * - Confidential portions omitted and filed separately with the Commission.

  furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to You in connection with the recording of the Album required to be recorded and delivered and otherwise licensed to Company during the Initial Period, if any.

        8.05. Within eleven (11) business days following the commencement of
* each Option Period, if any, Company shall pay to You XXXXXXXXXXXXXXXXXXXXXX dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to Artist in connection with the recording of the Album required to be recorded and delivered and otherwise licensed to Company during such Option Period, if any.

        8.06. Within ten (10) business days following the commencement of recording of each Album required to be recorded and delivered by Artist (or otherwise licensed by You) to Company during each Option Period, if any,
* Company shall pay to You XXXXXXXXXXXXXXXXXXXXXXXXX dollars, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to Artist in connection with the recording of the Album required to be recorded and delivered and otherwise licensed to Company during such Option Period, if any.

        8.07. Within thirty (30) business days following the delivery of each Album required to be recorded and delivered by Artist (or otherwise licensed by You) to Company during each Option Period, if any, Company shall pay to the
* You an amount equal to difference between XXXXXX dollars and XXX percent of
* XXX percent of the actual Recording Costs for the Album recorded and delivered and otherwise licensed to Company during the immediately preceding Contract Period, which payment shall be deemed an Advance against, and shall be fully recoupable from, all royalties (other than mechanical royalties) otherwise payable hereunder and, furthermore, which payment shall specifically be deemed to be an Advance against and a prepayment of any and all applicable union session payments due and owing to Artist in connection with the recording of the Album required to be recorded and delivered and otherwise licensed to Company during such Option Period, if any. Notwithstanding anything to the contrary contained herein, Company shall not be required to pay to You an amount in excess of the amounts listed below for the

     * - Confidential portions omitted and filed separately with the Commission.

  Albums delivered and otherwise licensed to Company during the Option Periods listed below:

        OPTION PERIOD                        MAXIMUM PAYMENT TO YOU

*       FIRST OPTION PERIOD                       $XXXXXXXXX

*       SECOND OPTION PERIOD                      $XXXXXXXXX

*       THIRD OPTION PERIOD                       $XXXXXXXXX

*       FOURTH OPTION PERIOD                      $XXXXXXXXX

*       FIFTH OPTION PERIOD                       $XXXXXXXXX

* 8.08 XXXXXXXXXXXXXX percent of all sums paid or incurred by Company in connection with the independent radio promotion of Phonograph Records hereunder or in connection with independent publicity relating to Artist, if any, shall be deemed to constitute Advances hereunder; provided, however, that such recoupable amounts in connection with the independent radio promotion
* commitments shall not exceed XXXXXXXXXXXXXXXXXX dollars in connection with any
* Single nor XXXXXXXXXXXXXXXXX dollars in connection with any Album.

  9.    ROYALTIES.

        9.01 Company will pay you an "all-in" royalty, during the term of copyright in the country concerned of Masters embodied in Phonograph Records delivered hereunder computed at the applicable percentage indicated in the Royalty Schedule below, of the applicable Royalty Base Price in respect of Net Sales of such Phonograph Records (other than Audiovisual Records) consisting entirely of Masters licensed under this Agreement during the respective Contract Periods specified below and sold by Company or Company's permitted licensees through Normal Retail Channels ("USNRC"):

                                  ROYALTY SCHEDULE
  ------------------------------------------------------------------------------

                                      TERRITORY
                                      ---------


  Masters made during                                    Long-Play
  the:                       Albums      Singles          Singles

  ----------------------------------------------------------------


* First Option Period         XXX           XXX              XXX

* Second Option Period        XXX           XXX              XXX

     * - Confidential portions omitted and filed separately with the Commission.

* Third Option Period         XXX           XXX              XXX

* Fourth Option Period        XXX           XXX              XXX

* Fifth Option Period         XXX           XXX              XXX

        The royalty rates set forth in this paragraph 9.01 are sometimes referred to herein as your "basic royalty rate(s)".

        9.02 Notwithstanding anything to the contrary contained in the Royalty Schedule hereinabove, and with respect to each Album Delivered in fulfillment of your Recording Commitment hereunder, the royalty rate applicable to USNRC Net Sales of top-line Albums pursuant to the terms hereof shall be the royalty rate specified in the Royalty Escalation Schedule below.

                           ROYALTY ESCALATION SCHEDULE

  Album recorded in                   Net Sales in the Territory of top-
  fulfillment of the                  line Albums (determined in
  Recording Commitment                accordance with Company's standard
  for the:                            accounting procedures).


*                          XXX     XXX         XXX         XXX         XXX

* First Option Period      XXX     XXX         XXX         XXX         XXX

* Second Option Period     XXX     XXX         XXX         XXX         XXX

* Third Option Period      XXX     XXX         XXX         XXX         XXX

* Fourth Option Period     XXX     XXX         XXX         XXX         XXX

* Fifth Option Period      XXX     XXX         XXX         XXX         XXX


        9.03 (a) Subject to the terms and provisions set forth in Paragraph 6A.13 hereinabove, the royalty rate on Phonograph Records sold through
* so-called "record clubs" shall be XXXXXXXX of the otherwise applicable royalty
* rate if manufactured and sold by Company, and an amount equal to XXXXXXXX of the Net Royalty from the sale of those Phonograph Records if manufactured and sold by Company's licensees.

              (b) If, pursuant to Company's agreement with any record club licensee distributing Records hereunder through a direct mail or mail order operation ("Club Agreement") (1) the aggregate number of our Records (including Records hereunder) distributed thereunder during any particular period of time as "free" or "bonus" records

     * - Confidential portions omitted and filed separately with the Commission.

  shall exceed the aggregate number of our Records (including Records hereunder) sold thereunder during that period (hereinafter such excess Records are referred to as "Excess Club Records"); and (2) the number of Records hereunder distributed thereunder during that time period by such licensee as "free" or "bonus" Records shall exceed the number of records hereunder sold during that time period by such licensee (hereinafter such excess Records are referred to as "Excess Club Artist Records") then Company shall credit Your royalty account hereunder with a portion of the adjusting royalty payment, if any, made by such licensee to Company in respect of the Excess Club Records distributed by that licensee during that time period, which portion shall be
* determined by multiplying XXXXXXX percent by a fraction the numerator of which shall be the aggregate number of Excess Club Artist Records distributed by that licensee during that time period and the denominator of which shall be the Aggregate Qualifying Excess Club Records (as defined in the following sentence), including Excess Club Artist Records, distributed by that licensee during that time period. As used in the preceding sentence, "Aggregate Qualifying Excess Club Records" shall mean the aggregate number of "free" or "bonus" records in the excess of records sold with respect to each artist signed to Company (or other royalty participant) whose "free" or "bonus" records distributed pursuant to a Club Agreement exceed the number of their records which are sold thereunder during the applicable time period.

       9.04 Except as specifically provided for herein, in respect of any Master Recording licensed by Company to others for their distribution of Phonograph
* Records in the Territory, Company will pay You XXXXXXXX percent of Company's net receipts from Company's licensee. ("Net receipts", in the preceding sentence, means receipts as computed after deduction of all copyright, AFM and other applicable third party payments required by law.) If another artist, a producer, or any other Person is entitled to royalties on sales of such Records, that payment will be divided among You in the same ratio as that among Your respective basic royalty percentage rates.

       9.05 (a) The royalty rate on any Mid-Price Record will be
* XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX of the applicable basic royalty rate prescribed in paragraph 9.01. The royalty rate on any Budget Record, any Multiple Record Set, any Premium Record, any Record sold for distribution through military exchange channels, or any "picture disc" (i.e., a disc Record with artwork reproduced on the surface of the Record itself) will be
* XXXXXXXXXXXXXXXXXXXXXX of the applicable basic royalty rate prescribed in paragraph 9.01. The royalty rate on any Record which is not an Album, Single
* or a Long-Play Single will be XXXXXXXXXXXXXXXXXXX of the applicable basic Album royalty rate prescribed in paragraph 9.01. The royalty rate on any digital compact cassette ("DCC") or any Mini-disc Record will be
* XXXXXXXXXXXXXXXXXXXXX percent of the rate which would otherwise be applicable under this Agreement. The royalty rate for

     * - Confidential portions omitted and filed separately with the Commission.

* any Record in a New Configuration will be XXXXXXXX the rate which would otherwise be applicable hereunder. The provisions set forth in the immediately preceding sentence shall apply until twelve (12) months following the initial release of any Master delivered hereunder as embodied on such New Configuration. Thereafter, the royalty for Records sold in the form of New Configuration shall be negotiated in good faith by the parties, taking into account, among other things, the then-prevailing industry standards. Notwithstanding anything to the contrary contained herein, Company shall have the right to release, distribute and sell such Records prior to the completion of such negotiations, and to accrue royalties to Your account hereunder at the royalty rate set forth herein. Notwithstanding anything to the contrary in the immediately two (2) preceding sentences, in the event Company adopts a general policy applicable to the majority of new artists signed exclusively to Company which provides for a royalty rate reduction with respect to records in compact disc or DCC or Mini-disc configuration more favorable to such new artist than the royalty rate reduction provided herein, You shall receive the benefit of such general policy, on a prospective basis only.

              (b) The royalty rate applicable to USNRC Net Sales of top-line compact disc Records will be the below-listed percentage of the rate which would otherwise be applicable under this Agreement The royalty rate applicable to USNRC Net Sales of top-line compact disc Albums pursuant to the terms hereof shall be the percentage of the rate which would otherwise be applicable under this Agreement as specified in the Compact Disc Royalty Escalation Schedule below.

                      COMPACT DISC ROYALTY ESCALATION SCHEDULE
  ------------------------------------------------------------------------------


  Album recorded in                  Net Sales in the Territory of top-
  fulfillment of the                 line compact disc Albums
  Recording Commitment               (determined in accordance with
  for the:                           Company's standard accounting
                                     procedures).


*              XXXX        XXXX     XXXX         XXXX          XXXX
  All
  Contract
* Periods      XXX         XXX      XXX          XXX           XXX


        9.06 (a) Except as otherwise specifically set forth herein, on Masters licensed by Company on a flat-fee or a royalty basis for the sale of Phonograph Records or for any other uses, the royalty rate shall be an amount
* equal to XXXXXXXX percent of the

     * - Confidential portions omitted and filed separately with the Commission.

  Net Flat Fee or Net Royalty, as applicable, from such exploitation of the Masters.

              (b) To the extent permissible at law, you hereby assign to Company all right, title and interest in and to any and all royalties or other payments to which you are or may become entitled to receive (herein "Your Share") under the Audio Home Recording Act of 1992, as it may be amended (the "Act"), or any implementing or similar legislation requiring the payment of copyright royalties in connection with the sale of recording devices or blank tapes or any other recordable device (e.g., digital audio tape, DCC). Upon receipt by Company of such royalties or payments, Company shall credit your royalty account with one hundred (100%) percent of Your Share of such royalties or payments received. In order to effectuate the foregoing, you shall execute and deliver to Company a letter of direction address to the Register of Copyrights of the U.S. Copyright Office and you agree to execute and deliver to Company any other document or documents as may be reasonably necessary to cause the payment to Company of Your Share of such royalties or payments. It is expressly understood and agreed that except as provided above in this paragraph 9.06(b), Company shall be entitled to retain for its own use and benefit any royalties or payments received by Company pursuant to the Act.

        9.07 Audiovisual Royalties shall be computed on the Audiovisual Records Royalty Base Price; otherwise, in accordance with the provisions of this Agreement applicable to Conventional Albums and: If manufactured and sold by
* Company, XXXXXXXXXXXXXXXXXX percent on U.S. sales, XXXXXXXXXXXXXXXXXXXX percent ex-U.S. If manufactured and sold by Licensees (in the U.S. or elsewhere), and on Audiovisual Recordings licensed or otherwise furnished by
* Company for exploitation other than on Audiovisual Records, XXXXXXXXXXXXXXX percent of Net Receipts. Audiovisual royalties (and receipts payments) are "all-in" (inclusive of, without limitation, payments to publishers).

        9.08 Notwithstanding anything to the contrary contained in this Article
  9:

              (a) In respect of Joint Recordings, the royalty rate to be used in determining the royalties payable to you shall be computed by multiplying the royalty rate otherwise applicable by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the total number of royalty artists whose performances are embodied on a Joint Recording. The term "Joint Recording" shall mean any Master Recording embodying the Artist's performances and any performances by another artist with respect to which Company is obligated to pay royalties. Artist shall not be required to record any such Joint Recordings without Artist's prior approval.

     * - Confidential portions omitted and filed separately with the Commission.

              (b) The royalty rate on a Phonograph Record embodying Masters made hereunder together with other Masters will be computed by multiplying the royalty rate otherwise applicable by a fraction, the numerator of which is the number of Selections embodying Masters made hereunder and contained on the particular record concerned and the denominator of which is the total number of Selections contained on such Record. The royalty rate on an Audiovisual Record containing a Audiovisual Recordings made hereunder and other audiovisual works will be determined by apportionment based upon actual playing time on the Record concerned.

              (c) No royalties shall be payable to you in respect of Phonograph Records sold or distributed by Company or Company's licensees for promotional purposes, as cut-outs, at close-out prices, for scrap, at less than inventory cost or at fifty (50%) percent or less of the Record's highest posted wholesale price (whether or not intended for resale), as "free", "no charge" or "bonus" Records (whether or not intended for resale), to Company's employees or those of Company's licensees and their relatives, or to radio stations; provided, however, that Company's activities in connection with same are reasonable.

              (d) (i) If records derived from the Masters are sold to distributors or others for less than Company's highest posted wholesale price, or at a discount therefrom or are distributed to others for resale as "free",
* "no charge" or "bonus" Records, but for more than XXXXXXXX percent of such wholesale price, then, for purposes of this paragraph, a percentage of such records shall be deemed non-royalty bearing records, which percentage shall be an amount equal to the percentage of such lesser amount or the applicable discount. Notwithstanding anything to the contrary contained herein, Company will not engage or distribute records as "free" or "no charge" or "bonus" Records (other than in connection with Record Club) without the prior written consent of You or Artist.

                    (ii) Company agrees that such special and discount programs for Albums shall not exceed in the aggregate on a royalty-free basis
* XXXXXXXXXXXX percent of the aggregate gross units of the particular Album concerned shipped through USNRC unless Company obtains your consent. If Company exceeds the foregoing limitation for any particular Album without obtaining your consent, your sole remedy shall be that you shall be entitled to be paid or credited with royalties at the applicable royalty rate for all such excess units.

              (e) Company may elect from time to time to compute and pay you royalties hereunder on a royalty base different than the Royalty Base Price provided herein, as long as such computation

     * - Confidential portions omitted and filed separately with the Commission.

does not materially affect the net amount of royalties otherwise payable to you at that time hereunder.

10.   ROYALTY PAYMENTS AND ACCOUNTINGS.

      10.01 Company shall send to You statements for royalties payable hereunder on or before October 1st for the semi-annual period ending the preceding June 30th and on or before April 1st for the semi-annual period ending the preceding December 31st, together with payment of royalties, if any, earned by You hereunder during the semi-annual period for which the statement is rendered, less all the right to retain, as a reserve against charges, credits, or returns, such portion of payable royalties as shall be reasonable in Company's best business judgment. With respect to Albums sold hereunder, Company's reserve shall not exceed thirty five percent (35%) of the number of such records shipped. Company shall have shipped. With respect to Singles sold hereunder, Company's reserve shall not exceed fifty percent (50%) of the number of such records shipped, unless Company reasonably believes a particular release justifies a higher reserve. Reserves shall be ratably and fully liquidated no later than the end of the fourth full accounting period following the period in which such reserve was initially established. Records returned will be apportioned between royalty-free records and records on which royalties are payable in the same proportion as such records were shipped to customers. You shall reimburse Company within sixty (60) days following receipt of Company's demand for any overpayments, and Company may also deduct the amount thereof from any monies payable to You hereunder (other than mechanical royalties). Royalties paid by Company on Phonograph Records subsequently returned shall be deemed overpayments.

      10.02 No royalties shall be payable to You on sales of Phonograph Records by any of Company's licensees or distributors until payment on those sales has been received by Company in the Territory or Company has received accredit against a prior advance. Sales by a authorized licensee or authorized distributor shall be deemed to have occurred in the semi-annual accounting period during which that authorized licensee or authorized distributor shall have rendered to Company accounting statements and payments for those sales.

      10.03 Intentionally deleted.

      10.04 (a) Company will maintain books and records which report the sales of Phonograph Records, on which royalties are payable to You. You may, but not more than once a year, at Your own expense, examine and audit those books and records, as provided in this paragraph 10.04 only. You may make those examinations only for the purpose of verifying the accuracy of the statements sent to You under paragraph 10.01. All such examinations shall be in accordance with GAAP procedures and regulations. You may make such an examination for a particular statement only once, and only within three (3) years after the date when Company is required to send You that statement under paragraph 10.01. You may make such an examination only during Company's usual business hours, and at the place where Company keeps the books and records to be examined. If You wish to make an examination You will be required to notify Company at least thirty (30) days before the date when You plan to begin it. Company may once postpone the commencement of Your examination for no more than thirty (30) days by notice given to You not later than five (5) days before the commencement date specified in Your notice; if Company does so, the running of the time within which the examination may be made will be suspended during the postponement. If Your examination has not been completed within two (2) months from the time You begin it, Company may require You to terminate it on seven (7) days' notice to You at any time; Company will not be required to permit You to continue the examination after the end of that seven (7) day period. You will not be entitled to examine any manufacturing records or any other records that do not specifically report sales or other distributions or other commercial exploitations of the Masters and of Phonograph Records on which royalties are payable to You. You may appoint a certified public accountant to make such an examination for You, but not if (s)he or his/her firm has begun an examination of Company's books and records for any Person except You unless the examination has been concluded and any applicable audit issues have been resolved. Such certified public accountant will act only under a Letter of Confidentiality which provides that any information derived from such audit or examination will not be knowingly released, divulged or published to any person, firm or corporation, other than to You or to a judicial or administrative body in connection with any proceeding relating to this Agreement.

            (b) Notwithstanding the penultimate sentence of paragraph 10.04(a), if Company notifies You that the representative designated by You to conduct an examination of Company's books and records under paragraph 10.04(a) is engaged in an examination on behalf of another Person ("Other Examination"), You may nevertheless have Your examination conducted by Your designee, and the running of the time within which such examination may be made shall be suspended until Your designee has completed the Other Examination, subject to the following conditions:

                  (i) You shall notify Company of Your election to that effect within fifteen (15) days after the date of Company's said notice to You;

                  (ii) Your designee shall proceed in a reasonably continuous and expeditious manner to complete the Other Examination and render the final report thereon to the client and Company; and

                  (iii) Your examination shall not be commenced by Your designee before the delivery to Company of the final report on the Other Examination, shall be commenced within thirty (30) days thereafter, and shall be conducted in a reasonably continuous manner.

(The preceding provisions of this paragraph 10.04(b) will not apply if Company elects to waive the provisions of the penultimate sentence of paragraph 10.04(a) which require that Your representative shall not be engaged in any Other Examination.)

      10.05 If You have any objections to a royalty statement, You will give Company specific notice of that objection and Your reasons for it within three
(3) years year after the date when Company is required to send You that statement under paragraph 10.01. Each royalty statement will become conclusively binding on You at the end of that three (3) year period, and You will no longer have any right to make any other objections to it. You will not have the right to sue Company in connection with any royalty accounting, or to sue Company for royalties on Records sold during the period a royalty accounting covers, unless You commence the suit within that three (3) year period. If You commence suit on any controversy or claim concerning royalty accountings rendered to You under this agreement in a court of competent jurisdiction (as provided in paragraph
23.09 below), the scope of the proceeding will be limited to determination of the amount of the royalties due for the accounting periods concerned, and the court will have no authority to consider any other issues or award any relief except recovery of any royalties found owing. Your recovery of any such royalties will be the sole remedy available to You by reason of any claim related to Company's royalty accountings. Without limiting the generality of the preceding sentence, You will not have any right to seek termination of this Agreement or avoid the performance of Your obligations under it by reason of any such claim. The preceding three (3) sentences will not apply to any item in a royalty accounting if a court of competent jurisdiction determines that the item was fraudulently misstated and such determination is not overruled or reversed.

      10.06 Company shall have the right to deduct from any amounts payable to You hereunder that portion thereof as may be required to be deducted under any statute, regulation, treaty or other law, or under any union or guild agreement, and You shall promptly execute and deliver to Company any forms or other documents as may be required in connection therewith.

      10.07 Each payment made by Company to You under this Agreement, other than union scale payments under Article 5 hereof, shall, at Company's election, be made by a single check payable to TIMTOJAY MUSIC, INC. All payments herein are contingent upon

  Company receiving properly completed W-9 and/or 1001 IRS tax forms, as applicable.

  11.   MUSICAL COMPOSITION LICENSES.

        11.01 You hereby grant to Company and Company's designees an irrevocable non-exclusive license, under copyright, to reproduce each Controlled Composition on Phonograph Records and to distribute those Phonograph Records in the Territory.

        11.02 Mechanical royalties shall be payable for each Controlled Composition on Net Sales of Phonograph Records and at the following rates:

              (a) On Phonograph Records sold in the United States, the rate (the "United States Mechanical Rate") for each Controlled Composition embodied
* thereon shall be equal to XXXXXXXXXXXXXXXXX percent of the minimum statutory royalty rate provided for in the United States Copyright Act which is applicable to the reproduction of Musical Compositions as of the date of the delivery of the first Master hereunder embodying the Controlled Composition in question, or, if earlier, as of the date that is sixty (60) days prior to the date upon which that first Master was required to be delivered hereunder. The term "United States Full Mechanical Rate" for each Controlled Composition
* shall be equal to XXXXXXXXXXXXXXX percent of the minimum statutory royalty rate (with respect to a five (5) minute composition) provided for in the United States Copyright Act which is applicable to the reproduction of Musical Compositions as of the date of the delivery of the first Master hereunder embodying the Controlled Composition in question, or, if earlier, as of the date that is sixty (60) days prior to the date upon which that first Master was required to be delivered hereunder.

              (b) Notwithstanding anything to the contrary contained in the immediately preceding Subparagraph, the United States Mechanical Rate for each Controlled Composition on Net Sales of Phonograph Records sold in the United States will be the below-listed percentage of the minimum statutory rate provided for in the United States Copyright Act which is applicable to the reproduction of Musical Compositions as of the date of the delivery of the first Master hereunder embodying the Controlled Composition in question, or, if earlier, as of the date that is sixty (60) days prior to the date upon which that first Master was required to be delivered hereunder:

                UNITED STATES MECHANICAL RATE ESCALATION SCHEDULE
  ------------------------------------------------------------------------------

     * - Confidential portions omitted and filed separately with the Commission.

  Album recorded in                       Net Sales in the United States of
  fulfillment of the                      top-line Albums (determined in
  Recording Commitment                    accordance with Company's standard
  for the:                                accounting procedures).


*                           XXXXXXX           XXXXXX            XXXXX

* All Contract Periods      XXX               XXX               XXX

  provided, however, that once Net Sales in the United States of top-line Albums
* for all of the Committed Albums hereunder exceeds XXXXXXXX Soundscan-measured units, all Controlled Compositions embodied on Committed Albums that are
* recorded and released after that date will be paid at the rate of XXXX from the first record sold, subject to the other limitations and restrictions set forth herein.

              (c) Notwithstanding anything to the contrary contained herein, if you or Artist or any publishing affiliate of yours or Artists enters into an exclusive worldwide co-publishing agreement with Company ("Imprint Music Publishing") pursuant to which Imprint Music Publishing is entitled to retain
* for its own account at least XXXXXXXX percent of net mechanical licensing income ("Imprint Publishing Agreement"), then if any Record recorded under
* this Agreement contains a Controlled Composition which is XXXXXXXXXXXXXXXXXXXX percent subject to the Imprint Music Publishing Agreement ("Subject Controlled Composition") paragraphs 11.02(a) will be deemed modified by deleting
* XXXXXXXXXXXXXXXXXXX, paragraph 11.02(b) will be deemed deleted and the corresponding limitation set forth in paragraph 11.03(b) shall be commensurably increased in respect of such Subject Controlled Composition during the term of the Imprint Music Publishing Agreement, only.

        11.03 Notwithstanding the foregoing:

              (a) The mechanical royalty rate for a Controlled Composition
* contained on a Mid-Priced Record or a Budget Record shall be XXXXXXX of the United States Mechanical Rate. No mechanical royalties shall be payable on any Phonograph Records for which no royalties are payable pursuant to Article 9 above; provided, however, and subject to all other reductions specifically provided for herein, You shall be paid mechanical royalties in connection with
* XXXXXXX percent of those Records referred to in Paragraph 9.08 (d). No mechanical royalties shall be payable on any Controlled Composition having a playing time of less than ninety (90) seconds. No mechanical royalty shall be payable on any work which consists of an arrangement of a work in the public domain or any more than one use of any work on a particular Record.

     * - Confidential portions omitted and filed separately with the Commission.

            (b) The maximum aggregate mechanical royalty rate for all Selections, including Controlled Compositions, contained on a Phonograph Record for sales in the United States shall be the product of (1): the United States Full Mechanical Rate for the first Master recorded in connection with the particular Album or EP project concerned and (2): ten (10) for Albums (containing one (1) or more discs or the tape equivalent), four (4) for EPs, and two (2) for Singles and Long-Play Singles, regardless of the number of Selections contained thereon. If the aggregate mechanical royalty rate applicable to all of the Selections embodied on any Phonograph Record hereunder shall exceed the applicable maximum aggregate royalty rate set forth above for that Phonograph Record, then the aggregate mechanical royalty rate for the Controlled Compositions, if any, contained thereon shall be reduced by an amount equal to such excess. If the aggregate mechanical royalty rate applicable to all of the Selections embodied on that Phonograph Record shall, even as reduced in accordance with the immediately preceding sentence, still exceed the applicable maximum aggregate mechanical royalty rate for that Phonograph Record solely on account of Your or Artist's request or demand, then you shall, within sixty (60) days following your receipt of Company's demand, pay Company an amount equal to the additional mechanical royalties payable as a result of that excess and Company may, in addition to all of Company's other rights or remedies, deduct that amount from any monies payable by Company hereunder.

      11.04 Company will compute Mechanical Royalties on Controlled Compositions as of the end of each calendar quarter-annual period in which there are sales or returns of Records on which mechanical royalties are payable to you. On the next May 15th, August 15th, November 15th, or February 15th, Company will send a statement covering those royalties and will pay any net royalties which are due. Mechanical Royalty reserves maintained against anticipated returns and credits will not exceed the same reserves withheld in connection with the sale of Records hereunder and will be ratably liquidated within fourteen (14) quarterly accounting periods as above-described. If any overpayment of mechanical royalties is made to any Person you will reimburse Company for it; Company may also recoup it from any payments due or becoming due to you. If Company pays any mechanical royalties on Records which are returned later, those royalties will be considered overpayments. If the total amount of the mechanical royalties which Company pays on any Record consisting of Masters made under this agreement (including mechanical royalties for Compositions which are not Controlled Compositions) is higher than the limit fixed for that Record under subparagraph 11.03(b), that excess amount will be considered an overpayment also. Paragraphs
10.04 and 10.05 will apply to mechanical royalty accountings.

      11.05 You shall, upon Company's request, use Your best efforts cause the issuance to Company and Company's designees of mechanical licenses to reproduce on Phonograph Records Selections which are not Controlled Compositions and to distribute those Phonograph Records in the United States. Those mechanical licenses shall be at rates and on terms no less favorable to Company and Company's designees than those contained in the standard mechanical license issued by the Harry Fox Agency, Inc. or any successor with respect to Phonograph Records distributed in the United States; provided, however, in no event shall those rates exceed one hundred (100%) percent of the applicable minimum statutory rates set forth in paragraph 11.02 above.

      11.06 If the copyright in any Controlled Composition is owned or controlled by a person, firm or corporation other than you, you shall cause that person, firm or corporation to grant to Company and Company's designees the same rights as you are required to grant to Company and Company's designees pursuant to this paragraph.

      11.07 You hereby grant to Company and Company's designees at no fee, royalty, or other cost to Company or Company's designees, the irrevocable, non-exclusive, worldwide right to reproduce and publicly perform each Controlled Composition on Audiovisual Recordings, to distribute Audiovisual Records embodying those Audiovisual Recordings, and to otherwise exploit in any manner and through any media those Audiovisual Recordings. You shall, upon Company's request, use Your best efforts to cause the issuance to Company and Company's designees, at no fee, royalty, or other cost to Company or Company's designees, the irrevocable, non-exclusive, worldwide right to reproduce and publicly perform each Selection which is not a Controlled Composition on Audiovisual Recordings and to distribute Audiovisual Records embodying those Audiovisual Recordings, and to otherwise exploit in any manner or media those Audiovisual Recordings. If Company or Company's designees shall pay any such fee, royalty, or other cost, you shall, upon Company's demand, pay Company the amount thereof, and Company may, in addition to all of Company's other rights and remedies, deduct that amount from any monies payable by Company hereunder. Without limiting the generality of the foregoing, it is understood and agreed that Company's rights under this paragraph 11.07 include the right to reproduce and publicly perform, at no fee, royalty or other cost to Company or Company's designees, Controlled Compositions and Non-Controlled Compositions in television and/or radio commercials advertising Phonograph Records made hereunder.

      11.08 Any assignment, license or other agreement made with respect to Controlled Compositions shall be subject to the terms hereof.

12.   AUDIOVISUAL RECORDINGS.

      12.01 Upon Company's request and subject to Artist's prior commitments, you shall cause the Artist to appear for the making of Audiovisual Recordings embodying the Artist's performances on the following terms:

            (a) Company and you shall mutually designate the Musical Compositions which shall be embodied in the Audiovisual Recordings. Company and you shall mutually approve the producer and director of the Audiovisual Recordings, all other individuals rendering services in connection with the production of the Audiovisual Recordings, the storyboard and script for the production of the Audiovisual Recordings, and the locations at and the dates on which the Audiovisual Recordings shall be produced (the "Audiovisual Production Elements").

            (b) Company shall pay the Audiovisual Production Costs in an amount not in excess of a written budget approved by Company in writing. The Audiovisual Production Costs shall mean and include all minimum union scale payments made by Company to the Artist in connection with the production of the Audiovisual Recordings, all payments which are made by Company to any other individuals rendering services in connection with the production of the Audiovisual Recordings, all other payments which are made by Company pursuant to any applicable law or regulation or the provisions of any collective bargaining agreement between Company and any union or guild (including, without limitation, payroll taxes and payments to union pension and welfare funds), all amounts paid or incurred by Company for studio, hall, location or set rentals, tape, film, other stock, engineering, editing, instrument rentals and cartage, transportation and accommodations, immigration clearances, any so-called "per diems" for any individuals (including the Artist) rendering services in connection with the production of the Audiovisual Recordings, together with all other amounts paid or incurred by Company in connection with the production of the Audiovisual Recordings. To the extent permissible under applicable union agreements, you and Artist hereby waive any right to be paid union scale payments in connection with the production of Audiovisual Recordings. The Audiovisual Production Costs shall constitute Advances hereunder.

            (c) The Audiovisual Recordings shall be produced in accordance with the rules and regulations of all labor unions and guilds having jurisdiction over the production thereof.

            (d) You shall cause the Artist to fully cooperate with Company and Company's designees and to perform to the best of the Artist's ability in connection with the production of the Audiovisual Recordings.

            (e) If the Audiovisual Production Costs exceed the budget approved by Company in writing as a result of any cause which is within your or the Artist's control, or if you or the Artist shall for any reason whatsoever delay the commencement of or not be available for any scheduled appearance by you or the Artist relating to the production of the Audiovisual Recordings, you shall, within sixty (60) days following receipt of Company's demand, pay to Company an amount equal to the expenses or charges paid or incurred by Company by reason thereof. Company may, without limiting its other rights and remedies, deduct that amount from any monies payable by Company hereunder.

            (f) Notwithstanding anything to the contrary contained herein, one Hundred (100%) percent of the aggregate amount of Audiovisual Production Costs shall be recoupable from any and all monies payable to you from the exploitation of Audiovisual Recordings hereunder. Furthermore, and notwithstanding anything to the contrary contained herein, fifty (50%) percent of the Audiovisual Production Costs for each Audiovisual Recording may be recouped from your royalties on sales of Records which do not reproduce visual images or other exploitations of audio Masters ("audio royalties").

      12.02 Company shall be the sole owner of all worldwide rights in and to each Audiovisual Recording (including the worldwide copyrights therein and thereto). Without limiting the generality of the foregoing, it is understood and agreed that Company's rights to use your name and the name, likeness, and other identification of the Artist and biographical material concerning the Artist in the Audiovisual Recordings are set forth in Articles 6 and 7 hereof, wherein the terms "Masters" and "Phonograph Records" shall include Audiovisual Recordings and Audiovisual Records, respectively.

      12.03 Notwithstanding anything to the contrary contained herein and so long as the BMG Agreement has not been terminated, lapsed or otherwise expired, Company agrees to license each Audiovisual Recording produced hereunder to You solely for promotional use in the Universe outside of the Territory only to BMG; provided, however, that You will pay to Company no less than fifteen percent (15%) of the total Audiovisual Production Cost for each Audiovisual Recording that You wish to so-license as a fee for such license. In the event that You wish to commercially exploit each such Audiovisual Recording in the Universe outisde of the Territory only, Company agrees to negotiate the terms of such commercial license with You in good faith, provided, however, that the initial fifteen percent (15%) payment above-described will not be deemed a prepayment of or otherwise applied towards any fee or royalty that You might otherwise pay to Company in connection with such commercial license rights. Notwithstanding anything to the contrary contained herein and solely in connection with each Master

Recording released by Company for which BMG, at any time prior to such release by Company, produced (at its own and sole expense and cost) an Audiovisual Recording embodying such Master Recording, Company agrees to license each such Audiovisual Recording that Company produces hereunder to BMG at 'no charge'. Furthermore, You agree to cause BMG to register in the name of Company the copyright in and such Audiovisual Recordings that Company produces and which are licensed to BMG in each territory of the universe where BMG plans to release, distribute, manufacture or otherwise exhibit same.

13.   WARRANTIES, REPRESENTATIONS AND COVENANTS.

      You hereby warrant, represent and covenant that:

      13.01 You have the right and power and capacity to enter into this Agreement, to grant the rights granted by you to Company hereunder, and to perform all of the terms hereof, and you have not done and shall not do anything that will impair Company's rights hereunder. Without limiting the generality of the foregoing, no Musical Composition or any other material recorded by the Artist shall be subject to any re-recording or other restrictions.

      13.02 During the Term you and Artist shall become and remain members in good standing of any labor union or guilds with which Company may at any time have an agreement lawfully requiring your or the Artist's membership.

      13.03 (a) All recording sessions for the Masters shall be or have been conducted in all respects in accordance with the terms of the AF of M Phonograph Record Labor Agreement, of the AFTRA Code for the Phonograph Industry, and of the agreements with all other labor unions and guilds having jurisdiction over the recording of the Masters.

            (b) The information supplied by you pursuant to paragraph 4.03(b) above constitutes an accurate and complete listing of all individuals, vocalists, musicians and other performers whose performances are in fact embodied in such Masters and a corresponding description of the specified vocal, musical and/or other performances actually performed by each such person and embodied on such Masters.

      13.04 (a) Your and Artist's names, masters, Selections embodied on masters and/or materials supplied to Company by you hereunder will not violate or infringe upon any common law or statutory right of any person, including, without limitation, any contractual rights, copyrights, rights of privacy, rights of publicity, trademark rights and rights to trade names. Neither you nor Artist shall "interpolate", "quote from," "sample", "borrow" or otherwise adapt any copyrighted music, copyrighted spoken words, copyrighted sounds, copyrighted words, copyrighted selections and/or copyrighted sound recordings (including, without limitation, any sounds accompanying copyrighted audiovisual works) owned or controlled by third parties in Masters ("Embodied Copyrighted Materials") without having first obtained the written consent of the applicable copyright proprietors of such Embodied Copyrighted Materials, and your failure to obtain such written consents shall be deemed a material breach of this Agreement; provided, always, that if Company, in the exercise of its reasonable business judgment, believes that Embodied Copyrighted Materials exist without such written consent from the applicable copyright proprietors, Company may withhold monies and/or royalties otherwise payable to you hereunder in amounts reasonably related to potential third party liability as a result thereof.

            (b) Artist is the sole owner of the professional name "Charlie Major" and no other Person has or will have the right to use such name in connection with Records during the Term other than Company. You shall not use a different name in connection with Records unless you and Company mutually agree in writing.

      13.05 There are no recordings embodying the Artist's performances which have not heretofore been commercially released in the Territory on Phonograph Records which You, Artist, BMG or any third party has the right to release during the Term of this Agreement.

      13.06 Neither you nor the Artist shall at any time, directly or indirectly, give or offer to give any consideration of any kind to any radio or television station or network, to any employee thereof, or to any person, firm, or corporation controlling or influencing that station or network's programming for the purpose of securing the broadcast or promotion of any Phonograph Records hereunder.

      13.07 Except as otherwise specifically provided herein, Company shall have no obligation hereunder or otherwise to pay any person, firm, or corporation any amounts in connection with the exercise of any of Company's rights hereunder, including, without limitation, Company's rights with respect to the recording or exploitation of Masters.

      13.08 Artist has reached the age of majority prior to the date hereof.

      13.09 Intentionally deleted.

      13.10 The Masters shall be free of any and all liens or and encumbrances.

      13.11 Company's knowledge of facts which if true would constitute a breach of any warranty, representation or covenant made by you hereunder shall not impair or otherwise affect Company's entitlement to indemnification pursuant to paragraph 20 below or its other remedies hereunder.

14.   RECORDING RESTRICTIONS.

      14.01 During the Term and for the Territory, neither you nor the Artist shall enter into any agreement or make any commitment which would interfere with your or the Artist's performance of any of the terms hereof nor shall the Artist perform for or render services in connection with the recording of any Masters for any person, firm, or corporation other than Company. After the expiration or termination of the Term, the Artist shall not, prior to the later of the following dates, perform for any person, firm or corporation other than us, for the purpose of making Phonograph Records or Masters, any Selection which shall have been delivered hereunder: (a) the date five (5) years subsequent to the date on which that Selection shall have been last delivered to Company in a Master Recording recorded hereunder, or (b) the date thirty (30) months subsequent to the expiration or termination of the Term (the later date in respect of any Selection being hereinafter sometimes referred to as the "Restriction Date").

      14.02 For the Territory, neither you nor the Artist shall at any time manufacture, distribute, sell or authorize the manufacture, distribution, or sale by any person, firm, or corporation other than Company of Phonograph Records embodying (a) any performance rendered by the Artist during the Term or
(b) any performance rendered by the Artist after the expiration or termination of the Term of a Selection recorded hereunder if that performance shall have been rendered prior to the Restriction Date applicable to that Selection. Furthermore, neither you nor the Artist shall record or authorize or knowingly permit to be recorded for any purpose any such performance without in each case taking reasonable measures to prevent the manufacture, distribution, or sale at any time by any person, firm, or corporation other than Company of Phonograph Records embodying that performance. Specifically, but without limiting the generality of the foregoing, if during the Term the Artist performs any Selection or if after the Term the Artist performs any Selection prior to the Restriction Date applicable thereto, neither you nor the Artist will authorize or knowingly permit that Selection to be recorded unless pursuant to a written contract containing an express provision that neither that performance nor the recording thereof will be used directly or indirectly for the purpose of making Phonograph Records. Upon Company's request, you shall promptly deliver to Company a copy of the pertinent provisions of each such contract and you shall cooperate fully with Company in any controversy which may arise or litigation which may be instituted relating to Company's rights pursuant to this paragraph.

      14.03 (a) During the Term, the Artist will not render any musical performances (audiovisual or otherwise) for the purposes of making any motion picture or other audiovisual work ("Picture", below) for any person, firm or corporation other than us, and no other person, firm or corporation other than Company will be authorized to produce, distribute, exhibit, or otherwise exploit any Picture which contains any musical performance (audiovisual or otherwise) by the Artist, without an express written agreement providing that:

                  (i) the Picture concerned will not contain performances by the Artist of more than two (2) Musical Compositions, in whole or in part; and

                  (ii) not more than one-half (1/2) of any version of the Picture may consist of featured musical performances (defined below) by the Artist or anyone else.

            (b) "Featured musical performance", in this paragraph, means:

                  (i) any visual performance of a Musical Composition; and

                  (ii) any background performance of a Musical Composition which is intended as a focus of audience attention, whether or not the visual matter is related dramatically to the lyrics or concept of the Musical Composition.

             14.04 Artist may perform as a background musician ("sideman") accompanying a featured artist for the purpose of making Phonograph Records for others, provided:

            (a) You have then fulfilled all of your material obligations under this Agreement, and the engagement does not interfere with the continuing prompt performance of your obligations to Company.

            (b) (1) Artist will not render a solo or "step- out" performance, and

                  (2) The musical style of the recording will not be substantially similar to the characteristic musical style of Recordings made by Artist for Company.

            (c) Artist will not record any material which Artist has then recorded for Company, and will not agree to be restricted from recording the same material for Company.

            (d) Artist will not accept the sideman engagement unless the Person for whom the recordings are being made agrees in writing, for Company's benefit, that:

                  (1) Artist's name may be used in a courtesy credit to Imprint Records on the Album liners used for such Records, in the same position as the credits accorded to other sidemen and in type identical in size, prominence and all other respects; and

                  (2) Except as expressly provided in section 14.04(d)(1) above, neither Artist's name (or any similar name), nor any picture, portrait or likeness of Artist will be used in connection with such Recordings, including, without limitation, on the front covers of Album containers, on sleeves or labels used for Singles, or in videos, advertising, publicity or any other form of promotion or exploitation, without Company's express written consent, which Company may withhold in its unrestricted discretion.

            (e) Before Artist accepts the sideman engagement you will notify Company of the name of the Person for whom the recordings are being made and the record company which will have the right to distribute the Records. Your notice will be addressed to Company's Chief Financial Officer, Vice President Business Development.

15.   CERTAIN OBLIGATIONS WITH RESPECT TO THE ARTIST.

      15.01 You have and shall continue to have during the Term the exclusive right to the Artist's services under an enforceable recording contract (the "Recording Contract"), a copy of which you shall deliver to Company upon Company's request. The Recording Contract grants to you all rights necessary to enable you to perform your obligations hereunder. You shall not impair any of those rights (by your failure to fully perform your obligations under the Recording Contract, by your modification or amendment of any terms of the Recording Contract, by your failure to exercise any options under the Recording Contract, or otherwise) in derogation of any of Company's rights under this Agreement. Company may, in your name and on your behalf, exercise or enforce any of your rights under the Recording Contract.

      15.02 You shall be solely responsible for and shall pay to the Artist all royalties and other compensation which may be payable to the Artist by reason of the recording, manufacture, distribution and sale throughout the world of Phonograph Records hereunder or by reason of any other exploitation of the recordings embodied therein.

      15.03 If there shall be a dissolution or liquidation of your assets, or if a proceeding under any bankruptcy or insolvency law is commenced by, for or against you, or if there is an appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator or any other similar official for you or any of your assets, or if you attempt to assign, mortgage or pledge any of your assets for the benefit of your creditors, or if there is a levy, attachment or seizure of the Masters pursuant to an attachment, garnishment, execution or other process of law, or if you commit any act of bankruptcy or become insolvent, or if you shall, for any reason, fail to fulfill any of your obligations under this Agreement, then, Company may, without limiting its other rights and remedies, upon written notice to you or the Artist, require that the Artist render Artist's services to Company for the remaining balance of the Term upon the terms herein contained and the Artist shall thereby be deemed substituted for you as a party to this Agreement as of the date of Company's notice to you or the Artist. As of the date of that notice, Company shall have no further obligations or liability to you under this Agreement, except for such obligation, if any, that Company may have to pay you royalties with respect to Masters recorded prior to that notice. With respect to Masters recorded subsequent to the date of that notice, (i) the royalty rate pursuant to paragraph 9.01(a) above with respect to such Masters shall be the applicable royalty rate pursuant to such paragraph less six (6%) percent, with appropriate reductions and apportionments for singles, club and other ancillary sales, etc., and without regard to paragraph 9.02 above. Company may recoup all Advances or other charges against royalties hereunder, regardless of when paid or incurred, from any royalties payable by Company to you or to the Artist, or to your or the Artist's designees.

16.   UNIQUE SERVICES.

      16.01 You expressly acknowledge that your and the Artist's services hereunder are of a special, unique, intellectual, and extraordinary character which gives them peculiar value, and that in the event of a breach by you or the Artist of any term hereof, Company will be caused irreparable injury which cannot adequately be compensated by money damages. Accordingly, Company shall be entitled to seek injunctive relief, in addition to any other rights or remedies which Company may have, to enforce the terms of this Agreement.

17.   CERTAIN REMEDIES.

      17.01 If you do not fulfill any portion of your Recording Commitment within the time prescribed in paragraph 3.02, Company will have the following options:

            (a) to suspend Company's obligations to make payments to you under this Agreement until you have cured the default;

            (b) to terminate the term of this Agreement at any time, whether or not you have commenced curing the default before such termination occurs; and

            (c) to require you to repay to Company the amount, not then recouped, of any Advance previously paid to you by Company and not specifically attributable under Article 8 to an Album which has actually been fully Delivered.

Company may exercise each of those options by sending you the appropriate notice. If Company terminates the term under clause 17.01(b) all parties will be deemed to have fulfilled all of their obligations under this agreement except those obligations which survive the end of the term (such as indemnification obligations, re-recording restrictions, and your obligations under clause 17.01(c)). No exercise of an option under this paragraph will limit Company's rights to recover damages by reason of your default, its rights to exercise any other option under this paragraph, or any of its other rights.

      17.02 If because of: act of God; inevitable accident; fire; lockout, strike or other labor dispute; riot or civil commotion; act of public enemy; enactment, rule, order or act of any government or governmental instrumentality (whether federal, state, local or foreign); failure of technical facilities; illness or incapacity of any performer or producer; or other cause of a similar or different nature not reasonably within Company's control; Company is materially hampered in the recording, manufacture, distribution or sale of records, then, without limiting Company's rights, Company shall have the option by giving you notice to suspend the running of the then-current Contract Period for the duration of any such contingency plus such additional time as is necessary so that Company shall have no less than thirty (30) days after the cessation of such contingency in which to exercise its option, if any, to extend the term of this agreement for the next following Option Period. If any suspension imposed under this paragraph by reason of an event affecting no Record manufacturer or distributor except Company continues for more than six
(6) months, you may, by notice, request Company to terminate the suspension by notice given to you within sixty (60) days after its receipt of your notice. If Company does not do so, the term of this Agreement will terminate at the end of that sixty (60) day period (or at such earlier time which Company may designate by notice to you), and all parties will be deemed to have fulfilled all of their obligations under this Agreement except those obligations which survive the end of the term (such as warranties, re-recording restrictions and Company's obligation to pay royalties).

      17.03 If Company refuses, without cause, to permit you to fulfill your minimum Recording Commitment for any Contract Period,

(irrespective of whether or not you have commenced recording the particular Album for such Recording Commitment), other than as a result of an event or contingency referred to in paragraph 17.01 above, Company shall have no obligations or liabilities to you in connection therewith unless you shall notify Company of your desire to fulfill your minimum Recording Commitment for that Contract Period and within thirty (30) days after Company's receipt of that notice Company shall fail to advise you in writing that Company shall permit you to fulfill your minimum Recording Commitment for that Contract Period. If Company shall fail to so advise you in writing that Company shall permit you to fulfill your minimum Recording Commitment for that Contract Period, the Term shall expire as of the end of that thirty (30) day period and Company shall have no obligations or liabilities to you whatsoever in connection with Company's failure to permit you to fulfill your Recording Commitment for that Contract Period or fails to release the First Licensed Master hereunder. Company shall, however, pay you promptly after the expiration of that thirty (30) day period, as a non-recoupable, non-returnable payment hereunder fifty thousand dollars ($50,000.00).

18.   PRODUCER AND OTHER ROYALTIES.

      18.01 You shall be solely responsible for and shall pay all royalties and other Compensation which may be payable to any producers of the Masters or to any others rendering services in connection with the recording of the Masters.

      18.02 Notwithstanding the foregoing, Company will accept a Letter of Direction (as that term is currently understood in the industry) from You that provides for the direct payment of royalties (on substantially the same terms as royalties are payable to You hereunder and taking into account the industry-wide practice of paying producer's their royalty retroactively to the first record sold after the recoupment of Recording Costs) on Your behalf to any producers of the Masters or to any others rendering services in connection with the recording of the Masters. In that event, Company may deduct any amounts payable by Company to that producer or director from any royalties or other sums payable by Company hereunder. Furthermore, for the purposes of the recoupment of any Advances or charges under this Agreement, the royalty rates contained in Article 9 with respect to those Masters shall be deemed reduced by the amount of the applicable royalty rates with respect to Masters which are contained in Your Letter of Direction to Company in connection with such Producer payments. Any Advances payable by Company to a producer (or such party) which are not recouped by Company from royalties payable to that producer may be recouped by Company from any royalties or other sums payable by Company hereunder.

  19.   DEFINITIONS.

        19.01 The term "Advance" shall mean prepayment of royalties. Company may recoup Advances from royalties (other than mechanical royalties) to be paid to you or on your behalf pursuant to this Agreement. Except as otherwise set forth herein, Advances shall be non-refundable.

        19.02 The term "Album" shall mean an audio only long-playing Phonograph Record which is not an EP, Single, or Long-Play Single, and where the context requires, Masters sufficient to constitute a long-playing audio only Phonograph Record.

        19.03 The term "Audiovisual Record" shall mean a Record embodying an Audiovisual Recording.

        19.04 The term "Audiovisual Recording" shall mean every form of Master Recording embodying visual images.

        19.05 The term "Container Charge" shall mean the applicable percentage, specified as follows, of the Gross Royalty Base applicable to the particular
* Record concerned: XXXXXXXX percent for Singles packaged in color or other special printed sleeves, and for Albums, EPs, and Long-Playing Singles in disc form packaged in Company's standard singlefold jackets without any special elements (such as, but not limited to, plastic, cardboard, or printed inner
* sleeves, inserts, or attachments); XXXXXXXX percent thereof for all other Albums, EPs or Long-Playing Singles in disc form, and for all other sound-only
* Phonograph Records in disc form; and XXXXXXXX percent thereof for Audiovisual Records, all Phonograph Records in tape form, such as reel-to-reel tapes, cartridges, cassettes (whether audio or video) and for all other recorded
* devices, but XXXXXXXX percent for compact disc Records, digital audio tape, DCC, Mini-disc and all Records in New Configurations.

        19.06 The term "Contract Period" shall mean the Initial Period or any Option Period of the Term (as they may be suspended or extended).

        19.07 The term "Controlled Composition" shall mean that portion of a Musical Composition or other Selection, written or composed by You alone or in collaboration with others, or which is owned or controlled, in whole or in part, directly or indirectly, by You or any person firm or corporation in which You have a direct or indirect interest.

        19.08 The terms "Conventional Phonograph Record", "Conventional discs and tapes" and "Conventional Album" shall refer to discs or tapes of the quality used for the majority of units of a particular Phonograph Record released. If, at any particular

     * - Confidential portions omitted and filed separately with the Commission.

time, Company has ceased to regularly manufacture plain, black "vinyl" disc records and only manufactures tapes, compact discs and/or "premium vinyl" (e.g., so-called "half-speed mastered") discs, then the terms "Conventional discs" or "Conventional Album in disc form", and the like, shall refer to conventional tapes.

      19.09 The term "delivery to Company" (or "Delivery to Company") or words of similar connotation used in connection with Master Recordings or Masters shall mean delivery to a person designated by Company at such location or locations designated by Company of fully-mixed, leadered, sequenced, equalized and unequalized master tapes in proper form for the production of the parts necessary to manufacture phonograph records therefrom, which Masters have been approved by Company as satisfactory for the manufacture and sale of Phonograph Records, and delivery to a person designated by Company at such location or locations designated by Company of all consents, approvals, copy information, credits, mechanical licenses and other material and documents (including those described in paragraph 4.03(b) above) required by Company to release Phonograph Records embodying those Masters or Masters and to manufacture album covers or other packaging therefor. Company may (but shall not be obligated to) send you written notice of the date which Company deems to be the applicable date of Delivery to Company of any Masters made hereunder. If you dispute the date of such notice, you shall give notice in writing to Company within ten (10) business days of Company's notice to you. Your failure to so notify Company shall be deemed your acceptance of the date contained in Company's notice. The sending of Company's notice shall be without prejudice to Company's rights and remedies hereunder if Company later discovers that such delivery has not been fully and completely made. Company's election to make a payment to you which was to have been made upon Delivery of Masters or to release a Record derived from such Master Recording shall not be deemed to be its acknowledgment that such "Delivery" was properly made and Company shall not be deemed to have waived either its right to require such complete and proper performance thereafter or its remedies for your failure to perform in accordance therewith.

      19.10 The term "EP" shall mean an audio only Phonograph Record embodying no fewer than five (5) different Musical Compositions and no more than seven (7) different Musical Compositions.

      19.11 The term "Long-Play Single" shall mean an audio only Phonograph Record embodying no more than four (4) different Musical Compositions.

      19.12 The term "Master Recording" shall mean every form of recording, whether now known or unknown, embodying sound, or sound


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

  accompanied by visual images, which may be used in the recording, production, or manufacture of Phonograph Records.

        19.13 The term "Masters" shall mean Master Recordings embodying the performances of the Artist recorded hereunder.

        19.14 (a) The term "Mid-Priced Record" shall mean a Phonograph Record which bears a Gross Royalty Base at least twenty (20%) percent lower, but not more than thirty-five (35%) percent lower than the Gross Royalty Base applicable to Company's then-current highest prevailing "top-line" record of comparable repertoire and in the same configuration (e.g., Album, Multiple Record Set, Long Play Single, tape cassette, compact disc, etc.) released by Company or Company's licensees in the territory concerned.

              (b) The term "Budget Record" shall mean a Phonograph Record which bears a Gross Royalty Base greater than thirty-five (35%) percent lower than the Gross Royalty Base applicable to Company's then-current highest prevailing "top line" record of comparable repertoire and in the same configuration (e.g., Album, Multiple Record Set, Long Play Single, tape cassette, compact disc, etc.) released by Company or Company's licensees in the territory concerned.

        19.15 The term "Multiple Album" shall mean an Album which contains two
  (2) or more units of a particular configuration of Record, which is sold as a single unit.

        19.16 The terms "Musical Composition" and "Composition" shall mean a single musical composition and, for the purposes of computing mechanical royalties hereunder, shall include medleys and spoken word pieces. Different versions of a Composition embodied on the same Phonograph Record will be considered one (1) Composition (and one(1) Selection) for all purposes hereunder.

        19.17 The term "Net Receipts" shall mean an amount equal to the gross monies received by Company in the Territory from a person, firm or corporation from the exploitation by that person, firm or corporation of rights in Audiovisual Recordings (including any monies received by Company for the use
* of Audiovisual Recordings in Audiovisual Records) less XXXXXXXX percent of those gross monies as a distribution fee, and less all costs paid or incurred by Company in connection with the exploitation of those rights and the collection of those monies.

        19.18 The term "Net Royalty" or "Net Flat Fee" shall mean the gross royalty or gross flat fee received by Company in the Territory from a person, firm or corporation from the exploitation by that person, firm or corporation of rights in Masters (other than Audiovisual Recordings), less all costs paid or incurred by

     * - Confidential portions omitted and filed separately with the Commission.

  Company in connection with the exploitation of those rights and the collection of those monies, and less all royalties or other sums payable by Company to any person, firm or corporation in connection with the exploitation of those rights, except for royalties or other sums payable to producers of those Masters, which shall be borne solely by you.

* 19.19 The term "Net Sales" shall mean XXXXXXXX percent of gross sales to wholesale and retail customers, less returns, credits and reserves against anticipated returns and credits.

        19.20 The term "Net Sales through Normal Retail Channels" shall refer to Net Sales of Phonograph Records hereunder through Company's principal distributor in the country in question for resale through record or other retail stores for which a royalty is paid hereunder (and, without limiting the generality of the foregoing, shall exclude sales or distributions referred to in paragraph 9.03, 9.04 and 9.05 above);

        19.21 The terms "Phonograph Record" and "Record" shall mean every form of reproduction, whether now known or unknown, embodying sound alone, or sound accompanied by visual images, distributed primarily for home use, school use, jukebox use, and use in means of transportation, including, without limitation, discs of any speed or size, reel-to-reel tapes, cartridges, cassettes, or other pre-recorded tapes.

        19.22 The term "New Configuration" shall mean any configuration of record not specifically referred to herein.

        19.23 The term "Royalty Base Price" shall mean the amount specified below ("Gross Royalty Base") applicable to the Phonograph Records concerned, less all excise, purchase, value added, or similar taxes (included in the Royalty Base Price) and less the applicable Container Charge.

              (a) WITH RESPECT TO RECORDS SOLD FOR DISTRIBUTION IN THE
  TERRITORY: The Gross Royalty Base for an Audiovisual Record is the amount computed under section (1) below. The Gross Royalty Base for a Record reproducing sound only is the amount computed under section (1) or section (2)
* below, whichever is XXXXXXX:

                    (1) Company's published subdistributor price applicable to the price series of the unit concerned at the commencement of the accounting period in which the sale occurs; or

* (2) XXXXXXXX of the prevailing industry suggested retail list price applicable to Records in the same configuration and the same wholesale price category as the unit concerned. In this section (2):

     * - Confidential portions omitted and filed separately with the Commission.

                        (i) A "similar U.S. Record company" means one which does not distribute its own Records directly to wholesalers and retailers on a nation-wide basis throughout the Territory but does so through a third party distribution company.

                        (ii) The "wholesale price" of a Record distributed by another similar U.S. record company means its published price corresponding most closely in amount to a subdistributor price for a Record in the same configuration published by Company.

                        (iii) The "wholesale price category" of a Record distributed by Company includes: (A) that Record; and (B) Records in the same configuration sold by other similar U.S. record companies whose wholesale prices for those Records correspond most closely in amount to our published subdistributor price for the Company-distributed Record concerned.

                        (iv) "Prevailing industry suggested retail list price" means the average of the suggested retail list prices assigned to Records in the wholesale price category concerned by the similar U.S. Record company(ies) which publish suggested retail list prices or, if there are no such suggested retail list prices, the prevailing retail equivalent prices generally accepted in the record industry applicable to the Records in the wholesale price category concerned.

      Royalties will be calculated separately with respect to each price series in which units of a particular Record release are sold during the semiannual accounting period concerned. References to published prices in this section refer to those in effect at the commencement of the accounting period concerned.

      19.24 The term "Selection" shall mean a Musical Composition, poem, dramatic work, comedy routine, or other verbal expression.

      19.25 The term "Single" shall mean an audio-only seven (7") inch disc Phonograph Record or its tape or other equivalent, embodying no more than two
(2) Compositions.

      19.26 The word "Territory" shall mean the United States of America, its territories and possessions.

      19.27 The words "licensed by Company to others for their distribution of Phonograph Records" shall mean sales through channels other than through Company's primary sub-distributor.

      19.28 The term "Person" "person" or "Party" shall mean any individual, corporation, partnership, association or other organized group of persons or the legal successors or representatives of the foregoing.

20.   INDEMNITY.

      20.01 You hereby indemnify, save, and hold Company harmless from any and all damages, liabilities, costs, losses and expenses (including legal costs and reasonable attorneys' fees) arising out of or connected with any claim, demand or action which is inconsistent with any of the warranties, representations, covenants or agreements made by you in this Agreement, which has resulted in a final judgment or has been settled with your written consent (it being understood that your consent shall be deemed given to any settlement not in excess of Five Thousand ($5,000) Dollars). Notwithstanding the foregoing, if you withhold consent to any settlement which Company is willing to make, the foregoing indemnity shall apply and Company may settle such claim in its sole discretion unless you promptly assume all costs of defending against such claim, demand or action including, without limitation, court costs, reasonable attorneys' fees, and direct expenses theretofore incurred by Company in connection with said claim, demand or action; provided that in the event you assume said costs, Company shall nonetheless have the right to settle such claim, demand or action in its sole discretion without your consent, provided that, in such event, the foregoing indemnification shall not apply with respect thereto. You shall reimburse Company, on demand, for any payment made by Company at any time with respect to any damage, liability, cost, loss or expense to which the foregoing indemnity applies. Pending the determination of any claim, demand or action, Company may, at its election, withhold payment of any monies otherwise payable to you hereunder in an amount which does not exceed your potential liability to Company pursuant to this paragraph; provided, however, that if you shall deliver to Company an indemnity or surety bond, in a form and with a company acceptable to Company, which in respect of such claim, demand or action shall cover the amount of such claim, demand or action and Company's estimated attorneys' fees and legal costs in connection therewith, then Company shall not withhold payment of monies otherwise payable to you hereunder in respect of such claim, demand or action; and provided further that Company shall liquidate any such withheld amounts if within twelve (12) months no lawsuit has been commenced and active settlement discussions are not then taking place. You may participate in the defense of any claim referred to in this paragraph 20 through counsel of your selection at your own expense, but Company will have the right at all times, in its sole discretion, to retain or resume control of the conduct of the defense of such claim.

21.   ASSIGNMENT.

      21.01 (a) Company shall have the right, at its election, to assign any of Company's rights hereunder, in whole or in part, to any subsidiary, affiliated, controlling or other related company, and to any Person, firm or corporation owning or acquiring a majority or controlling portion of Company's stock, and any rights so assigned may also be assigned by the assignee. Company shall also have the right to assign any of its rights hereunder to any of its licensees solely in order to effectuate the purposes hereof.

22.   NOTICES.

      22.01 All notices to be given to you hereunder and all statements and payments to be sent to you hereunder shall be addressed to you at the address set forth on page 1 hereof or at such other address as you shall designate in writing from time to time. All notices to be given to Company hereunder shall be addressed to Company to the attention of the Chief Financial Officer/Vice President Business Development at the address set forth on page 1 hereof or at such other address as Company shall designate in writing from time to time. All notices shall be in writing and shall either be served by personal delivery, mail, or telegraph, all charges prepaid. Except as otherwise provided herein, notices shall be deemed given when personally delivered, mailed, or delivered to a telegraph office, all charges prepaid, except that notices of change of address shall be effective only after actual receipt. A copy of all notices to you shall be sent to Graham Henderson & Associate, Barristers and Solicitors, 438 University Avenue, Suite 1812, Toronto, Ontario M5G 2K8, provided, however, the inadvertent failure to send any such copy shall neither impair the effectiveness of the notice sent nor constitute a breach of this Agreement.

23.   MISCELLANEOUS.

      23.01 (a) This Agreement sets forth your and Company's entire understanding relating to its subject matter and all prior and contemporaneous understandings relating to the same have been merged herein. No modification, amendment, waiver, termination or discharge of this Agreement or any of its terms shall be binding upon Company unless confirmed by a document signed by a duly authorized officer of Company. No waiver by you or Company of any term of this Agreement or of any default hereunder shall affect your or Company's respective rights thereafter to enforce that term or to exercise any right or remedy in the event of any other default, whether or not similar.

            (b) If any part of this Agreement is determined to be void, invalid, inoperative or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, such decision shall not affect any other provisions hereof, and the remainder of this Agreement shall be effective as though such void, invalid, inoperative or unenforceable provision had not been contained herein. If the payments provided by this Agreement shall exceed the amount permitted by any present or future law or governmental order or regulation, such stated payments shall be reduced while such limitation is in effect to the amount which is so permitted; and the payment of such amount shall be deemed to constitute full performance by Company of its obligations to you and Artist hereunder with respect to compensation during the term when such limitation is in effect.

      23.02(a) Company shall not be deemed to be in breach of any of Company's obligations hereunder unless and until you shall have given Company specific written notice by certified or registered mail, return receipt requested, describing in detail the breach and Company shall have failed to cure that breach within thirty (30) days after Company's receipt of that written notice.

            (b) Except with respect to: (i) (intentionally deleted), (ii) your warranties hereunder, (iii) where a specific cure provision is provided herein,
(iv) breaches incapable of being cured, or (v) an application for injunctive relief, the failure by you to perform any of your obligations hereunder shall not be deemed a breach of this Agreement unless Company gives you written notice of such failure to perform and such failure is not corrected within thirty (30) days from the date you receive such notice.

      23.03 Company's payment obligations under this Agreement are conditioned upon your full and faithful performance of the terms hereof.

      23.04 Wherever your approval or consent is required hereunder, that approval or consent shall not be unreasonably withheld. Company may require you to formally give or withhold approval or consent by giving you notice of Company's request that you do so and by furnishing you with the information or material in respect of which the approval or consent is sought. You shall give Company written notice of your approval or disapproval or of your consent or non-consent within five (5) days after Company's notice is sent and, in the event of your disapproval or non-consent, your notice shall contain the specific reasons therefor. Your failure to give Company notice as aforesaid shall be deemed to be consent or approval, as the case may be, with respect to the matter submitted.

      23.05 Nothing herein contained shall constitute a partnership, joint venture or other agency relationship between you and Company. Except as otherwise expressly provided herein, you and the Artist are performing your obligations hereunder as independent contractors. Neither party hereto shall hold itself out contrary to the terms of this paragraph, and neither you nor Company shall become liable for any representation, act or omission of the other contrary to the provisions hereof. You do not have the right to execute any agreement or incur any obligation for which Company may be liable or otherwise bound.

      23.06 This Agreement shall not be deemed to give any right or remedy to any third party whatsoever unless that right or remedy is specifically granted by Company in writing to that third party.

      23.07 The provisions of any applicable collective bargaining agreement between Company and any labor union or guild which are required by the terms of that agreement to be included in this Agreement shall be deemed incorporated herein as if those provisions were expressly set forth in this Agreement.

      23.08 Except as otherwise expressly provided herein, all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy.

      23.09 This Agreement has been entered into in the State of Tennessee, and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of Tennessee applicable to contracts entered into and performed entirely within the State of Tennessee. All claims, disputes or disagreements which may arise out of the interpretation, performance or breach of this Agreement shall be submitted exclusively to the jurisdiction of the state courts of the state of Tennessee or the Federal District Courts located in Davidson County; provided, however, if Company is sued or joined in any other court or forum (including an arbitration proceeding) in respect of any matter which may give rise to a claim by Company hereunder, you and Artist consent to the jurisdiction of such court or forum over any such claim which may be asserted by Company. Any process in any action or proceeding commenced in the courts of the State of Tennessee arising out of any such claim, dispute or disagreement, may among other methods, be served upon you by delivering or mailing the same, via certified mail, addressed to you at the address given in this Agreement or such other address as you may from time to time designate by notice in conformity with Article 22 herein.

      23.10 This Agreement shall not become effective until signed by you and countersigned by a duly authorized officer of Company.

      23.11 (a) The paragraph headings herein are solely for the purpose of convenience and shall be disregarded completely in the interpretation of this Agreement or any of its terms.

            (b) No deletion, addition, revision, change or other alteration in drafts of this Agreement prepared prior to the execution of this Agreement shall be used for the purpose of construction or interpretation of any term, provision or language of this Agreement.

      23.12 Company may at any time during the Term obtain, at Company's cost, insurance on the lives of Artist. Company or its designees shall be the sole beneficiary of that insurance and neither you, nor any member of the Artist, nor any person, firm or corporation claiming rights through or from you or the Artist shall have any rights in that insurance. You shall cause Artist to submit to such physical examinations and to complete and deliver such forms as Company may reasonably require and otherwise to cooperate with Company fully for the purpose of enabling Company to secure that insurance.

      23.13 From time to time at Company's request, you shall cause Artist to appear for photography, artwork and similar sessions under the direction of Company or Company's duly authorized agent, appear for interviews with such representatives of newspapers, magazines and other publications, and of publicity and public relations firms as Company may arrange, and confer and consult with Company regarding Artist's performances hereunder and other matters which may concern the parties hereto. Artist shall also, if requested by Company, be available for personal appearances (including performances) on radio, television, record stores and elsewhere, and to record taped interviews, spot announcements, trailers and electrical transcriptions, all for the purpose of advertising, promoting, publicizing and exploiting records released or to be released hereunder and for other general public relations and promotional purposes related to the record business of Company or Company's subsidiary and related companies. Neither you nor Artist shall be entitled to any compensation from Company for such services, other than minimum union scale to Artist if such payment is required by applicable agreements.

      23.14 You acknowledge that there exists no formal or informal fiduciary relationship between you and Company and that there exists no special relationship of trust and confidence between you and Company independent of the contractual rights, duties and obligations set forth in this Agreement, and that the future course of dealing between you and Company shall neither explicitly nor implicitly indicate such a relationship or the undertaking of any such extra-contractual duties or obligations by Company.

      23.15 If Artist's voice should be or become materially and permanently impaired or if Artist should otherwise become physically or mentally disabled in performing, recording and/or personal appearances and/or if Artist should cease to pursue a career as an entertainer, Company may elect to terminate this agreement, by notice to you at any time during the period in which such contingency arose or continues and thereby be relieved of any liability for the executory provisions of this agreement.

24.   Exclusive License of Existing Masters:

            a. For purposes of this Agreement the term "First Licensed Album" and "Second Licensed Album" shall mean and refer to those certain Masters owned or controlled by You and listed in Schedule "1" hereto.

            b. With respect to the First Licensed Album and the Second Licensed Album and all "sound recordings", "phonorecords" and "copies" manufactured therefrom (individually and collectively called the "Licensed Work"), Company shall have the exclusive right to and to authorize others to manufacture, sell, distribute and advertise Phonograph Records embodying the Licensed Work under any trademarks, trade names or labels, and to lease, license, convey or otherwise use or dispose of the Licensed Work by any method now or hereafter known in any field of use and to perform publicly Phonograph Records and other reproductions embodying the Licensed Work, all upon such terms as Company may approve, or Company may refrain from doing any or all of the foregoing.

            c. The following provisions shall apply to the Licensed Masters:

                  (i) The First Licensed Album and the Second Licensed Album (and all Delivery Materials with respect thereto) shall be delivered to Company in accordance with the provisions of this Agreement hereof no later than thirty (30) days following the execution of this Agreement.

                  (ii) The First Licensed Album and the Second Licensed Album shall be subject to all of the terms and conditions of this Agreement applicable to masters recorded and delivered under this Agreement, including without limitation Company's rights to exploit the Licensed Masters as provided herein, Your right to receive royalties hereun- der with respect to sales of records embodying or derived from the First Licensed Album and the Second Licensed Album, if any and the mechanical royalty provisions. Notwithstanding anything to the contrary contained herein, Company agrees to pay You in connection with records manufactured from the First Licensed Album and the Second Licensed Album an "all-in" royalty on net sales of records manufactured from the First Licensed Album and the Second Licensed Album delivered hereunder at the applicable rates specified in the Royalty Schedule below. You agree to be solely responsible for and pay all royalties and/or other sums due to Artist and Producer and all other artists, musicians, performers and producer(s) which are or may become due by reason of Company's exploitation of the masters delivered hereunder.


                           ROYALTY ESCALATION SCHEDULE
  ------------------------------------------------------------------------------


  Album: Net Sales in the Territory of top-line Albums through normal retail channels (determined in accordance with Company's standard accounting procedures).



*                      XXXX     XXXX      XXXX        XXXX        XXXX

* 1st Licensed Album   XXX      XXX       XXX         XXX         XXX

* 2nd Licensed Album   XXX      XXX       XXX         XXX         XXX


                  (iii) With respect to the Licensed Masters, You represent and warrant to Company as follows:

                                                  (A) You are the sole  owner of
                                                  the  Licensed  Masters  and of
                                                  all   performances    embodied
                                                  therein           exclusively,
                                                  perpetually and throughout the
                                                  Territory;    and   no   other
                                                  person,  firm  or  corporation
                                                  has  any  rights  in or to the
                                                  Licensed  Masters  or any copy
                                                  thereof;   and  You  have  the
                                                  right  to  license  the  First
                                                  Licensed  Album and the Second
                                                  Licensed Album  exclusively to
                                                  Company on

     * - Confidential portions omitted and filed separately with the Commission.

                                               all of the terms and conditions
                                               hereof.

                                               (B)   There   are  no   liens,
                                               encumbrances            and/or
                                               obligations    upon    or   in
                                               connection   with  the   First
                                               Licensed  Album or the  Second
                                               Licensed  Album other than the
                                               rights   licensed  to  Company
                                               herein; and in connection with
                                               the  recording  of  the  First
                                               Licensed  Album and the Second
                                               Licensed  Album  (A) all costs
                                               of recording have been paid in
                                               full   and   (B)  all  of  the
                                               performers whose services were
                                               rendered  in  connection  with
                                               the  recording  of  the  First
                                               Licensed  Album and the Second
                                               Licensed       Album      were
                                               contractually  free to  record
                                               phonograph   records   of  the
                                               selection   embodied   in  the
                                               First  Licensed  Album and the
                                               Second Licensed Album for You.
                                               At  Company's   request,   You
                                               shall  furnish   Company  with
                                               copies of all instrumentalist,
                                               vocalist,  arranger  and other
                                               employment   contracts  and/or
                                               session  reports  showing that
                                               all payments have been made in
                                               a timely fashion to the proper
                                               parties  thereunder.  You will
                                               hold Company harmless from any
                                               and   all   liability,   loss,
                                               damage,   cost   or   expenses
                                               (including  but not limited to
                                               attorney's   fees  and   court
                                               costs) arising from, connected
                                               with   or   related   to  Your
                                               warranties,    representations
                                               and agreements  with regard to
                                               the First  Licensed  Album and
                                               the Second Licensed Album.

                                               (C)  During  the  Term and the
                                               Distribution  Period,  neither
                                               You nor any person  acting for
                                               You or with Your authorization
                                               or  acquiescence  (other  than
                                               Company)   will   manufacture,
                                               distribute     or    otherwise
                                               exploit
                                               records   in   the   Territory
                                               embodying  or derived from the
                                               First  Licensed  Album and the
                                               Second Licensed Album,  except
                                               with the express permission of
                                               Company.

                                               (D) You and  Artist  were  and
                                               are   under   no   disability,
                                               restriction   or   prohibition
                                               respecting    musical    works
                                               embodied on the First Licensed
                                               Album and the Second  Licensed
                                               Album  to  be   delivered   to
                                               Company hereunder.

                                               (E)  You  have  the  right  to
                                               enter    into   this    entire
                                               agreement  with respect to the
                                               First  Licensed  Album and the
                                               Second  Licensed Album and You
                                               have not done or  permitted to
                                               be  done  anything  which  may
                                               curtail  or impair  any of the
                                               rights   granted   to  Company
                                               herein.

            d. You agree to deliver to Company, concurrently with Your delivery of the First Licensed Album and the Second Licensed Album to Company and at no charge to Company, all artwork relating to the First Licensed Album and the Second Licensed Album. Company shall have the right in its sole discretion and without payment obligations of any kind, to utilize such artwork in the manufacture of records from the First Licensed Album and the Second Licensed Album or to refrain therefrom. You represent and warrant that the aforesaid artwork and Company's commercial use of the same will not infringe upon the rights of any third party.

            e. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, Company shall have the same rights with respect to the First Licensed Album and the Second Licensed Album that is has with respect to all other Committed Albums hereunder.

            f. Royalties otherwise payable with respect to First Licensed Album and the Second Licensed Album shall be applied against royalties or sums due with respect to the Masters hereunder.

            g. With respect to the First Licensed Album and the Second Licensed Album, You agree to indemnify Company against, and hold Company harmless from, any and all claims, liabilities, causes of action, damages, expenses, costs of defense (including reasonable attorney's fees and court costs) and other costs arising out of or in any way related to any breach or claimed breach of any representation, warranty or agreement by You contained in this Agreement. You agree that Company may withhold sums otherwise due You hereunder in amounts reasonably related to such claim(s) until such time as such claim(s) are reduced to a final judgment by a court of competent jurisdiction or are settled. In the alternative, You or Artist may post a bond in an amount and form reasonably satisfactory to Company, and thereupon Company shall promptly release all monies withheld in connection with the applicable claim. Company shall give You prompt notice of all such claims and You shall have the right to participate in the defense thereof by counsel of its choice at Your expense. In the event any such claim does not mature into litigation within one (1) year, all sums previously withheld from You with respect to such claim shall be promptly paid to You.

25.   BMG AGREEMENT

            (a) (i) In the event that the BMG Agreement is terminated for any reason whatsoever, Company shall have the exclusive right, for the period beginning as of the date of such termination and ending ninety (90) days thereafter, to sign Artist to an exclusive worldwide recording agreement outside the Territory on terms no less favorable to Company than those contained in the BMG Agreement and You and Artist agree to sign such an agreement containing such terms with Company (the "New Company Deal"). Company shall be granted the right to no fewer options or Committed Albums than those remaining in the BMG Agreement.

                  (ii) In the event that You and Company do not enter into a New Company Deal, You agree not to enter into any agreement with any third party with respect to such commercial exploitations as described herein above unless You first:

                        (a) notify Company in writing ("Your Notice") of the proposed agreement with such third party;

                        (b) furnish Company with complete copies of all the instruments constituting the proposed agreement (the "Outside Proposal"); and

                        (c) offer to enter into an agreement with Company on the same terms and conditions as contained in the Outside Proposal.

                  (iii) If Company does not accept your offer within five (5) business days after receipt of Your Notice ("Offer Period") you may then enter into the agreement set forth in the

Outside Proposal upon substantially the same or better terms and conditions as set forth in the Outside Proposal.

                  (iv) No failure by Company to accept an Outside Proposal will be deemed to waive or otherwise affect any of Company's rights. Without limiting the generality of the preceding sentence, Company will not be deemed bound by any proposed waiver, consent, or other agreement required or contemplated to be made by Company by an Outside Proposal which Company does not preempt.

           (b) (i) In the event that this Agreement is terminated for any reason whatsoever (other than on account of Company's failure to exercise an option hereunder to extend the term of this Agreement into the next Contract Period), Company shall have the exclusive right, for the period beginning as of the date of such termination and ending ninety (90) days thereafter, to sign Artist to an exclusive license agreement for the Territory for those Masters released hereunder (the "New License Deal").

                  (ii) In the event that You and Company do not enter into a New License Deal, You agree not to enter into any agreement with any third party with respect to such commercial exploitations as described herein above unless You first:

                        (a) notify Company in writing ("Your License Notice") of the proposed license agreement with such third party;

                        (b) furnish Company with complete copies of all the instruments constituting the proposed agreement (the "Outside License Proposal"); and

                        (c) offer to enter into an agreement with Company on substantially the same terms and conditions as contained in the Outside License Proposal.

                  (iii) If Company does not accept your offer within five (5) business days after receipt of Your License Notice ("License Offer Period") you may then enter into the agreement set forth in the Outside License Proposal provided that agreement is consummated within thirty (30) days after the end of the License Offer Period upon the same terms and conditions and in the same form as set forth in the Outside Proposal. If that agreement is not so consummated within the thirty (30) day period set forth above, the right of preemption granted to Company in this paragraph 25 will be revived and no third party other than Company will be authorized to enter into any agreement concerning commercial exploitations as above described.

                  (iv) No failure by Company to accept an Outside License Proposal will be deemed to waive or otherwise affect any of Company's rights. Without limiting the generality of the preceding sentence, Company will not be deemed bound by any proposed waiver, consent, or other agreement required or contemplated to be made by Company by an Outside License Proposal which Company does not preempt.

            (c) You shall be solely responsible for and shall pay all royalties and other Compensation which may be payable to BMG in connection with the recording of the Masters and the grant of rights to Company hereunder. Notwithstanding the foregoing, Company will accept a Letter of Direction (as that term is currently understood in the industry) from You that provides for the direct payment of royalties (on substantially the same terms (including deductions and reductions but specifically not including escalations) as royalties are payable to You hereunder except that the royalties will be paid from the first record sold without regard to any sort of "recoupment") on Your behalf to BMG in connection with the recording of the Masters and the grant of rights to Company hereunder; provided, however, that such royalty will not exceed six percent (6%) of the applicable Royalty Base Price in respect of Net Sales of such Phonograph Records (other than Audiovisual Records) consisting entirely of Masters licensed under this Agreement during the respective Contract Periods specified below and sold by Company or Company's licensees through Normal Retail Channels. In that event, Company may deduct any amounts payable by Company to BMG from any royalties or other sums payable by Company hereunder. Furthermore, for the purposes of the recoupment of any Advances or charges under this Agreement, the royalty rates contained in Article 9 with respect to those Masters shall be deemed reduced by the amount of the applicable royalty rates with respect to Masters which are contained in the Letter of Direction for BMG. Any Advances payable by Company to BMG which are not recouped by Company from royalties payable to BMG may be recouped by Company from any royalties (other than mechanical royalties) or other sums payable by Company hereunder.

            IN WITNESS WHEREOF, the parties hereto have this day signed in the spaces provided below.

TIMTOJAY MUSIC, INC.                              IMPRINT RECORDS

   /s/ Charlie Major                                 /s/ Roy W. Wunsch
--------------------                             ---------------------


By:__________________________                    By:_______________________
                                                     AN AUTHORIZED SIGNATORY

   ----------------------
         Title

   ----------------------
         Fed. Tax I.D. No.

   --------------------
         Print Name

                                                                     EXHIBIT "A"

             IMPRINT RECORDS, INC.
             209 10th Avenue South, Suite 500
             Nashville, Tennessee 37203

                                                          Dated as of:__________

Gentlemen:

      Pursuant to an exclusive recording contract (the "Recording Contract") between TIMTOJAY MUSIC, INC. (Company") and me, Company is entitled to my exclusive services as a recording artist and is the sole owner of the entire worldwide right, title and interest in and to the results and proceeds of my services as a recording artist under the Recording Contract, including, without limitation, master recordings embodying my performances and the phonograph records derived therefrom. I have been advised that Company is entering into a written agreement with you (the "Agreement"), pursuant to which Company is agreeing to furnish my services as a recording artist exclusively to you and pursuant to which you shall be the sole owner of the right, title and interest in and to the results and proceeds of my services as a recording artist in the Territory, its territories and its possessions.

      In consideration of your entering into the Agreement, and as a further inducement for you to do so, it being to my benefit as a recording artist that you enter into the Agreement, I hereby represent and agree as follows:

      1. (a) I have read the Agreement in its entirety and fully understand the Agreement and all of the terms thereof were explained to me before signing this document.

            (b) Company has the right, insofar as I am concerned, to enter into the Agreement and to assume all of the obligations, warranties and undertakings to you on the part of Company contained therein, and Company shall continue to have those rights during the term of the Agreement and thereafter until all of those obligations, warranties and undertakings shall have been fully performed and discharged.

            (c) All of the obligations, warranties and undertakings covenants and agreements on the part of Company contained in the Agreement which concern Company or me are true and correct.

            (d) I shall fully and to the best of my abilities perform and discharge all of the obligations, warranties and undertakings contained in the Agreement insofar as the same are required of me and to the extent Company has undertaken to cause the performance and discharge by me of those obligations and undertakings.

      2. If during the term of the Agreement or any extensions or renewals thereof, Company shall, for any reason, cease to be entitled to my services as a recording artist or the results and proceeds thereof in accordance with the terms thereof or Company shall, for any reason, fail or refuse to furnish my services as a recording artist or the results and proceeds thereof exclusively to you as and when required under the Agreement or Company shall commit any action or omission proscribed in paragraph 15.04 of the Agreement, I shall, at your written request, for the remaining balance of the term of the Agreement upon the terms contained therein, be deemed substituted for Company as a party to the Agreement as of the date of your notice to me. Without limitation of the foregoing, in the event I am substituted in place of Company as a party to the Agreement, I shall render all services and perform all acts as shall give to you the same rights, privileges and benefits to which you are entitled under the Agreement as if Company had continued to be entitled to my services as a recording artist and had continued to furnish my services as a recording artist and the results and proceeds thereof exclusively to you as and when required under the Agreement, and such rights, privileges and benefits shall be enforceable in your behalf against me.

      3. You and any person, firm or corporation designated by you shall have the perpetual, worldwide right to use and to permit others to use my name (both legal and professional, and whether presently or hereafter used by me), likeness, other identification and biographical material concerning me, for purposes of trade and advertising solely as specifically authorized in the Agreement. You shall have the further right to refer to me during the term of the Agreement as your exclusive recording artist in the Territory, and I shall in all my activities in the entertainment field use reasonable efforts to be billed and advertised during the term of the Agreement as your exclusive recording artist. The rights granted to you pursuant to this paragraph with respect to my name, likeness, other identification and biographical material concerning me shall be exclusive during the term of the Agreement and nonexclusive thereafter. Accordingly, but without limiting the generality of the foregoing, I shall not authorize or permit any person, firm or corporation other than you to use during the term of the Agreement my legal or professional name or my likeness in connection with the advertising or sale of phonograph records (including, without limitation, audiovisual records).

      4. During the term of the Agreement, I shall not enter into any agreement or make any commitment which would interfere with my performance of my obligations under the Agreement, and I shall not perform or render services in connection with the recording of master recordings for any person, firm or corporation other than you. After the expiration or termination of the term of the Agreement, I shall not prior to the later of the following dates perform for any person, firm or corporation other than you, for the purpose of making recordings of phonograph records, any selection which has been delivered under the Agreement: (a) the date five (5) years subsequent to the date on which that selection shall have been last delivered to you in a master recording recorded under the Agreement; or (b) the date thirty (30) months subsequent to the expiration or termination of the term of the Agreement.

      5. No termination of the Agreement shall diminish my liability or obligation hereunder without your written consent.

      6. You may, in your name, institute any action or proceeding against me individually or collectively, at your election, to enforce your rights under the Agreement, under this guarantee or under the Recording Contract.

      7. Company expressly acknowledges that Company's and my services hereunder and under the Agreement are of a special, unique, intellectual and extraordinary character which gives them peculiar value, and that if Company or I breach any term hereof or of the Agreement, you will be caused irreparable injury which cannot adequately be compensated by money damages. Accordingly, you shall be entitled to seek injunctive relief, in addition to any other rights or remedies which you may have, to enforce the terms hereof or of the Agreement.

      8. I shall look solely to Company for any and all royalties, recording fees or other monies payable to me in respect of the recording of all recordings under the Recording Contract and under the Agreement and in respect of your manufacture, distribution, sale or other use or recordings recorded under the Agreement and all phonograph records and other reproductions derived therefrom, all throughout the world.

      9. I, on behalf of myself and on behalf of any publisher or other person or entity which has or may have any interest in or to any Controlled Composition (as defined in the Agreement) hereby license to you mechanical reproduction rights with respect to each Controlled Composition upon the terms and at the mechanical royalty rates applicable to Controlled Compositions licensed to you by Company as set forth in Article 11 of the Agreement.

      10. This agreement has been entered into the State of Tennessee, and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of Tennessee applicable to contracts entered into and performed entirely within the State of Tennessee. All claims, disputes or disagreements which may arise out of the interpretation, performance or breach of this agreement shall be submitted exclusively to the jurisdiction of the state courts of the state of Tennessee or the Federal District Courts located in Davidson County; provided, however, if you are sued or joined in any other court or forum (including an arbitration proceeding) in respect of any matter which may give rise to a claim by you hereunder, I consent to the jurisdiction of such court or forum over any such claim which may be asserted by you. Any process in any action or proceeding commenced in the courts of the State of Tennessee arising out of any such claim, dispute or disagreement, may among other methods, be served upon me by delivering or mailing the same, via certified mail.

                                             Very truly yours,




                                             CHARLIE MAJOR

Social Security Number:
Birth Date:


We Consent To The
Foregoing Insofar
As It Concerns Us:


--------------------------------
By: TIMTOJAY MUSIC, INC.

Its:____________________________
     AN AUTHORIZED SIGNATORY